Exhibit 2.23

FMC FINANCE VIII S.A.
as Issuer

U.S. BANK NATIONAL ASSOCIATION
as Trustee

DEUTSCHE BANK AKTIENGESELLSCHAFT
as Paying Agent

FRESENIUS MEDICAL CARE AG & Co. KGaA,
FRESENIUS MEDICAL CARE HOLDINGS, INC. and
FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH
as Guarantors

INDENTURE

DATED AS OF JANUARY 26, 2012

with respect to the issuance of

€250,000,000 5.25% SENIOR NOTES DUE 2019

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-ii-

-iii-

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EXHIBITS
Exhibit A	-	Form of Initial Global Note
Exhibit B	-	Form of Initial Definitive Note
Exhibit C	-	Form of Note Guarantee
Exhibit D	-	Form of Transfer Certificate for Transfer from Rule 144A Global Note to Regulation S Global Note
Exhibit E	-	Form of Transfer Certificate for Transfer from Regulation S Global Note to Rule 144A Global Note

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE dated as of January 26, 2012, among FMC FINANCE VIII S.A., a société anonyme organized under the laws of Luxembourg (the “Issuer”), as Issuer, FRESENIUS MEDICAL CARE AG & Co. KGaA, a partnership limited by shares (Kommanditgesellschaft auf Aktien) organized under the laws of the Federal Republic of Germany (the “Company”), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation (“FMCH”) and FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (“FMCD” and, together with the Company and FMCH, the “Guarantors”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and DEUTSCHE BANK AKTIENGESELLSCHAFT, as the paying agent (the “Paying Agent”).

The Issuer has duly authorized the creation and issuance of (i) €250,000,000 aggregate principal amount of 5.25% Senior Notes due 2019 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes (as defined herein) that may be issued on any Issue Date (all such notes referred to in clauses (i) and (ii) being referred to as the “Notes”); and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. The Notes will be guaranteed (the “Note Guarantee”) on a senior unsecured basis by each Guarantor. Each of the Issuer and the Guarantors has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered by the Trustee hereunder, the valid obligations of the Issuer, and the Note Guarantee, when executed by each Guarantor and endorsed upon the Notes, the valid obligation of each Guarantor and to make this Indenture a valid agreement of the Issuer and each Guarantor, have been done.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1     Definitions. As used in this Indenture, the following terms shall have the following meanings:

“Accounting Principles” means U.S. GAAP, or, upon adoption thereof by the Company and notice to the Trustee, IFRS or any other accounting standards which are generally acceptable in the jurisdiction of organization of the Company, approved by the relevant regulatory or other accounting bodies in that jurisdiction and internationally generally acceptable and, in the case of IFRS or such other accounting standards, as in effect from time to time.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged into or consolidated with any other Person or that is assumed in connection with the acquisition of assets from such Person and, in each case, not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such merger, consolidation or acquisition.

“Additional Amounts” shall have the meaning set forth in Section 4.12 hereof.

“Additional Notes” means additional 5.25% Senior Notes due 2019.

“Additional Taxing Jurisdiction” shall have the meaning set forth in Section 4.12 hereof.

“Affiliate” of any specified Person means:

(1)     any other Person, directly or indirectly, controlling or controlled by, or

(2)     under direct or indirect common control with such specified Person.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Paying Agent, any Registrar, Authenticating Agent or co-Registrar.

“Agent Members” shall have the meaning set forth in Section 2.16.

“A/R Facility” means the accounts receivable facility established pursuant to the Fifth Amended and Restated Transfer and Administration Agreement dated as of November 17, 2009 by and among NMC Funding Corporation, as transferor, National Medical Care, Inc., as initial collection agent, Compass US Acquisition LLC, and other conduit investors party thereto, the financial institutions party thereto, The Bank of Nova Scotia, Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, New York Branch and Royal Bank of Canada, as administrative agents, and WestLB AG, New York Branch, as administrative agent and as agent (as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time).

“Asset Disposition” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)     any shares of Capital Stock of any Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary),

(2)     all or substantially all the assets of any division or line of business of the Company or any Subsidiary, or

(3)     any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

(A)     a disposition of assets or issuance of Capital Stock by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary,

(B)     transactions permitted under Section 5.1, and

(C)     dispositions in connection with Permitted Liens, foreclosures on assets and any release of claims which have been written down or written off.

“Attributable Debt” means, in respect of any Sale and Leaseback Transaction, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with the like term in accordance with Accounting Principles) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Authenticating Agent” shall have the meaning set forth in Section 2.2.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)     the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by,

(2)     the sum of all such payments.

“Bankruptcy Law” means (i) for purposes of the Company and FMCD, any bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application (including, without limitation, the German Insolvency Code (“Insolvenzordnung”), (ii) for purposes of the Issuer, any bankruptcy, insolvency or other similar statute (including, without limitation, the Luxembourg Commercial Code (Code de Commerce) and any similar statute), regulation or provision of any jurisdiction in which the Issuer is organized or conducting business, (iii) for purposes of FMCH, any bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application (including, without limitation, 11 U.S.C. § 101 et seq., as amended) and (iv) for purposes of the Trustee, any bankruptcy, insolvency or similar statute, regulation or provision of any jurisdiction in which the Trustee is organized or conducting business.

“Board of Directors” means, with respect to the Issuer or any Guarantor, as the case may be, the Board of Directors (or other body performing functions similar to any of those performed by a Board of Directors including those performed, in the case of a German stock corporation, by the management board or, in the case of a KGaA, by the General Partner) of such Person or any committee thereof duly authorized to act on behalf of such Board (or other body).

“Board Resolution” means, with respect to the Issuer or a Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary or a member of the Board of Directors or Management Board of the Issuer or such Guarantor to have been duly adopted by the Board of Directors or the Management Board, or such committee of the Board of Directors or the Management Board or officers of the Issuer or such Guarantor to which authority to act on behalf of the Board of Directors or the Management Board has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee by the Issuer or the Guarantor, as the case may be, and the Trustee shall be entitled to rely on such certification as conclusive evidence thereof.

“Bund Rate” means the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bund or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that have become publicly available at least two Business Days (but not more than five Business

Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to July 31, 2019 provided, however, that if the period from the redemption date to July 31, 2019 is not equal to the constant maturity of the direct obligations of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to July 31, 2019 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

“Business Day” means any day other than:

(1)     a Saturday or Sunday,

(2)     a day on which banking institutions in Frankfurt am Main or the jurisdiction of organization of the Issuer or of the office of the Paying Agent (other than the Trustee) are authorized or required by law or executive order to remain closed, or

(3)     except for purposes of payments made on or in respect of the Notes by a Paying Agent other than the Trustee, a day on which the Corporate Trust Office of the Trustee is closed for business.

“Capital Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with Accounting Principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with Accounting Principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Management Arrangements” means the cash management arrangements of the Company and its Affiliates (including any Indebtedness arising thereunder) which arrangements are in the ordinary course of business consistent with past practice.

“Change of Control” means the occurrence of one or more of the following events:

(1)     so long as the Company is organized as a KGaA, if the General Partner of the Company charged with management of the Company shall at any time fail to be a Subsidiary of Fresenius SE, or if Fresenius SE shall fail at any time to own and control more than 25% of the capital stock with ordinary voting power in the Company;

(2)     if the Company is no longer organized as a KGaA, any event the result of which is that (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Fresenius SE, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Person or group shall be deemed to have “beneficial ownership” of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) Fresenius SE does not “beneficially own” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Company;

(3)     any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions herein).

“Change of Control Triggering Event” means the occurrence of a Change of Control and a Ratings Decline.

“Clearing Agency” means one or more of Euroclear, Clearstream, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository, as holder of the Global Notes.

“Clearstream” shall have the meaning set forth in Section 2.6.

“Closing Date” means the date of this Indenture.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Consolidated Coverage Ratio” of any Person as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for such Person’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)     if such Person or any of its Subsidiaries has Incurred or repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness under any revolving credit facility unless such Indebtedness has been permanently repaid and any related commitment has been terminated) any Indebtedness since the beginning of such period that remains outstanding or discharged or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence or discharge of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred or discharged on the first day of such period and the Incurrence or discharge of any other Indebtedness as if such Incurrence or discharge had occurred on the first day of such period,

(2)     if since the beginning of such period such Person or any of its Subsidiaries shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of such Person or any of its Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to such Person and its continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period of credit and directly attributable to the Indebtedness of such Subsidiary to the extent such Person and its continuing Subsidiaries are no longer liable for such Indebtedness after such Asset Disposition),

(3)     if since the beginning of such period such Person or any of its Subsidiaries (by merger or otherwise) shall have made an Investment in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of assets, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

(4)     if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into such Person or any of its Subsidiaries since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by such Person or a Subsidiary of such Person during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company, as applicable. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Interest Expense” means, with respect to any Person for any period, the total interest expense of such Person and its consolidated Subsidiaries, including the amortization of debt discount and premium, the interest component under capital leases and the implied interest component (if any) under any Receivables Financing, in each case on a consolidated basis determined in accordance with Accounting Principles.

“Consolidated Net Income” means, with respect to any Person for any period, the net income of such Person and its consolidated Subsidiaries (including any net income attributable to non-controlling interest of such Person and its consolidated Subsidiaries), in each case as determined on a consolidated basis in accordance with Accounting Principles; provided that extraordinary gains and losses shall be excluded from Consolidated Net Income.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Accounting Principles, as of the end of the most recent fiscal quarter for which the Company’s financial statements are available, less the sum of:

(1)     the Company’s consolidated current liabilities as of such quarter end, determined on a consolidated basis in accordance with Accounting Principles; and

(2)     the Company’s consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with Accounting Principles.

“Corporate Trust Office” means the address of the Trustee specified in Section 11.1, or such other address as to which the Trustee may, from time to time, give written notice to the Company.

“Covenant Defeasance” shall have the meaning set forth in Section 8.3.

“Credit Facility” means (i) the bank credit agreement entered into as of March 31, 2006 among the Company, FMCH, the other borrowers identified therein, the guarantors identified therein, the lenders party thereto and Bank of America, N.A., as administrative agent, as extended on September 29, 2010 and as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time (the “Revolving Credit Facility”) and (ii) the term loan credit agreement entered into as of March 31, 2006 among the Company, FMCH, the other borrowers identified therein, the guarantors identified therein, the lenders party thereto and Bank of America, N.A., as administrative agent, as extended on September 29, 2010 and as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

“Currency Agreement” means any foreign currency exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestration or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined herein).

“Default Interest Payment Date” shall have the meaning set forth in Section 2.13.

“Defeasance Trust” shall have the meaning set forth in Section 8.4.

“Definitive Notes” means Notes in definitive registered form substantially in the form of Exhibit B.

“Designated Government Obligations” means direct non-callable and non-redeemable obligations (in each case, with respect to the issuer thereof) of any member state of the European Union that is a member of the European Union as of the date of this Indenture or of the United States of America (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is secured by the full faith and credit of the applicable member state or of the United States of America, as the case may be.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)     matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)     is convertible or exchangeable for Indebtedness or Disqualified Stock; or

(3)     is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Section 4.11.

“EBITDA” for any Person for any period means the sum of Consolidated Net Income of such Person, plus Consolidated Interest Expense of such Person plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)     all income tax expense of such Person and its Subsidiaries;

(2)     depreciation expense;

(3)     amortization expense; and

(4)     other non-cash charges (excluding (1) restructuring charges which do not initially involve a cash payment but as for which there will be a subsequent cash payment and (2) charges resulting from accruals of costs incurred in the ordinary course of business, other than those relating to pension liabilities), in each case for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash charges of, a Subsidiary that is not a Wholly Owned Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

‘‘€” or “euro” means the single currency of the Participating Member States.

“Euroclear” shall have the meaning set forth in Section 2.6.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Finance Subsidiary” means any Wholly Owned Subsidiary of the Company created for the sole purpose of issuing evidences of Indebtedness and which is subject to similar restrictions on its activities as the Issuer.

“Fresenius SE” means Fresenius SE & Co. KGaA, a partnership limited by shares (Kommanditgesellschaft auf Aktien) resulting from the change of legal form of Fresenius SE, a European Company (Societas Europaea) previously called Fresenius AG, a German stock corporation.

“General Partner” means Fresenius Medical Care Management AG, a German stock corporation, including its successors and assigns and other Persons, in each case who serve as the general partner (persönlich haftender Gesellschafter) of the Company from time to time.

“Global Notes” shall mean Notes in registered global form substantially in the form of Exhibit A.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person (other than, in the case of subsidiaries, obligations which would not constitute Indebtedness) and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)     to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(2)     entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” means, in the context of a consolidation, merger or sale of all or substantially all of the assets of a Guarantor, an agreement by which the Surviving Person from such a transaction expressly assumes all of the obligations of such Guarantor under its Note Guarantee.

“Guarantor” means each of the Company, FMCH and FMCD and any successor or additional Guarantor, unless released from its obligations under its Note Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means international financial reporting standards and interpretations issued by the International Accounting Standards Board and adopted by the European Commission, as in effect from time to time.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)     the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable,

(2)     all Capital Lease Obligations of such Person,

(3)     all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (other than (x) customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business, (y) trade debt Incurred in the ordinary course of business and not overdue by 90 days or more and (z) obligations Incurred under a pension, retirement or deferred compensation program or arrangement regulated under the Employee Retirement Income Security Act of 1974, as amended, or the laws of a foreign government),

(4)     all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligation relates to trade debt in the ordinary course of business and such reimbursement obligation is paid within 30 days after payment of the trade debt),

(5)     the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends),

(6)     all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee,

(7)     all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured, and

(8)     to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability,

upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. For the avoidance of doubt, the following will not be treated as Indebtedness:

(1)     Indebtedness Incurred in respect of workers’ compensation claims, self insurance obligations, performance, surety and similar bonds and completion guarantees provided in this ordinary course of business;

(2)     Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary, provided, that the maximum aggregate liability in respect of all such Indebtedness (other than in respect of tax and environmental indemnities) shall at no time exceed, in the case of a disposition, the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition and, in the case of an acquisition, the fair market value of any business assets or Capital Stock acquired;

(3)     Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of the Incurrence.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Initial Notes” shall have the meaning set forth in the preamble to this Indenture.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided, however, that advances, loans or other extensions of credit arising under the Cash Management Arrangements shall not be deemed Investments.

“Investment Grade” means a rating of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s and the equivalent in respect of rating categories of any Rating Agencies substituted for S&P or Moody’s.

“Investment Grade Status” exists as of any time if at such time both (i) the rating assigned to the Notes by Moody’s is at least Baa3 (or the equivalent) or higher and (ii) the rating assigned to the Notes by S&P is at least BBB- (or the equivalent) or higher and the equivalent in respect of rating categories of any Rating Agencies substituted for S&P or Moody’s.

“Issue Date” means the date on which any Notes are issued.

“Issuer” means FMC Finance VIII S.A. until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Issuer Order” means a written order or request signed in the name of the Issuer by a Responsible Officer of the Issuer and delivered to the Trustee by the Issuer.

“KGaA” means a German partnership limited by shares (Kommanditgesellschaft auf Aktien).

“Legal Defeasance” shall have the meaning set forth in Section 8.2.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Listing Agent” means BNP Paribas Securities Services, Luxembourg Branch.

“Luxembourg Paying Agent” shall have the meaning set forth in Section 2.3.

“Maturity Date” means July 31, 2019.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Note Guarantee” means the Guarantee by a Guarantor of the Issuer’s obligations with respect to the Notes.

“Notes” shall have the meaning set forth in the preamble of this Indenture.

“Officers’ Certificate” means a certificate signed by two Responsible Officers of the Issuer or of any Guarantor.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, a Guarantor or the Trustee.

“Participating Member State” means a member state of the European Union which has adopted or adopts the single currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time).

“Paying Agent” shall have the meaning set forth in Section 2.3.

“Permitted Liens” means, with respect to any Person:

(1)     pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or Designated Government Obligations to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)     Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith if a reserve or other appropriate provisions, if any, as are required by Accounting Principles have been made in respect thereof;

(3)     Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith provided appropriate reserves, if any, as are required by Accounting Principles have been made in respect thereof;

(4)     Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)     encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)     Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be, secured by a Lien on the same property securing such Hedging Obligation or Interest Rate Agreement;

(7)     leases, subleases and licenses of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and leases, subleases and licenses of other assets in the ordinary course of business;

(8)     judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(9)     Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of the purchase price of, or Capital Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business; provided that:

(a)     the aggregate principal amount secured by such Liens does not exceed the cost of the assets or property so acquired or constructed; and

(b)     such Liens are created within 180 days of construction or acquisition of such assets or property (or, upon a refinancing, replace Liens created within such period) and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(10)     Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depositary institution;

(11)     Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(12)     Liens existing on the Closing Date (other than Liens under clause (19));

(13)     Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;

(14)     Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary;

(15)     Liens securing Indebtedness or other obligations of the Company to a Subsidiary or of a Subsidiary owing to the Company or a Subsidiary;

(16)     Liens securing the Notes and all other Indebtedness which by its terms must be secured if the Notes are secured;

(17)     Liens securing Indebtedness Incurred to refinance Indebtedness that was previously secured (other than Liens under clause (19)); provided, that such Lien is limited to all or part of the same property or assets that secured the Indebtedness refinanced;

(18)     Liens arising by operation of law or by agreement to the same effect in the ordinary course of business;

(19)     Liens securing Indebtedness and other obligations under the Credit Facility in an aggregate principal amount of Indebtedness secured thereby not to exceed the greater of (x) $4.6 billion, the maximum amount of Indebtedness that could be incurred under the Credit Facility as of March 31, 2006, and (y) 2.5 times the Company’s aggregate EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available;

(20)     Liens securing the A/R Facility; and

(21)     other Liens securing Indebtedness having an aggregate principal amount, measured as of the date of creation of any such Lien and the date of Incurrence of any such Indebtedness, not to exceed 5% of the Company’s Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Private Placement Legend” means the legend set forth in Section 2.7(f).

“Prospectus/Offering Memorandum” means that certain Prospectus/Offering Memorandum dated as of January 19, 2012 relating to the Initial Notes and $800,000,000 aggregate principal amount of 5.625% Senior Notes due 2019 and $700,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “Dollar Notes due 2019” and the “Dollar Notes due 2022,” respectively) of Fresenius Medical Care US Finance II, Inc.

“Qualified Capital Stock” means any Capital Stock which is not Disqualified Stock.

“Rating Agencies” means:

(1)     S&P and

(2)     Moody’s, or

(3)     if S&P or Moody’s or both shall not make a rating of the Notes publicly available, despite the Company using its commercially reasonable efforts to obtain such a rating, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means:

(1)     with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories),

(2)     with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories), and

(3)     the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within rating categories (+ and −for S&P, 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, which constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of (1) a Change of Control and (2) public notice of the occurrence of a Change of Control or of the intention by the Company or any Person to effect a Change of Control.

“Ratings Decline” means the occurrence on or within 90 days after the date of the first public notice of either the occurrence of a Change of Control or of a transaction which will effect a Change of Control, whichever is earlier (which period shall be extended so long as any Rating Agency has publicly announced that it is considering a possible downgrade of the Notes) of (1) in the event the Notes are rated by either Moody’s or S&P on the Rating Date as Investment Grade, a decrease in the rating of the Notes by both Rating Agencies to a rating that is below Investment Grade, or (2) in the event the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the Notes by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

“Receivables Financings” means:

(1)     the A/R Facility, and

(2)     any financing transaction or series of financing transactions that have been or may be entered into by the Company or a Subsidiary pursuant to which the

Company or a Subsidiary may sell, convey or otherwise transfer to a Subsidiary or Affiliate, or any other Person, or may grant a security interest in, any receivables or interests therein secured by the merchandise or services financed thereby (whether such receivables are then existing or arising in the future) of the Company or such Subsidiary, as the case may be, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

“Record Date” means the Record Dates specified in the Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 8 of the Notes.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Notes.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary existing on the Closing Date or Incurred in compliance with Section 4.3, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)     such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(2)     such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, and

(3)     such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Subsidiary that Refinances Indebtedness of another Subsidiary.

“Registrar” shall have the meaning set forth in Section 2.3.

“Regulated Market of the Luxembourg Stock Exchange” means the regulated market of the Luxembourg Stock Exchange, a market appearing on the list of regulated markets issued by the European Community pursuant to Directive 2004/39EC of April 21, 2004 on markets in financial instruments.

“Regulation S” means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Regulation S Global Note” shall have the meaning set forth in Section 2.1.

“Regulation S Notes” shall have the meaning set forth in Section 2.1.

“Relevant Taxing Jurisdiction” shall have the meaning set forth in Paragraph 2 of the Notes.

“Responsible Officer” means the chief executive officer, president, chief financial officer, senior vice president—finance, treasurer, assistant treasurer, managing director, management board member or director of a company (or in the case of the Company, a Responsible Officer of its General Partner, other managing entity or other Person authorized to act on its behalf, and if such Person is also a partnership, limited liability company or similarly organized entity, a Responsible Officer of the entity that may be authorized to act on behalf of such Person).

“Restricted Period” shall have the meaning set forth in Section 2.7(b) hereof.

“Rule 144” means Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A” means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A Global Note” shall have the meaning set forth in Section 2.1 hereof.

“Rule 144A Notes” shall have the meaning set forth in Section 2.1 hereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or any Guarantor or a Subsidiary of any property, whether owned by the Issuer, a Guarantor or any Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Issuer, a Guarantor or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02 of Regulation S-X under the Exchange Act.

“S&P” means Standard & Poor’s Corporation and its successors.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Issuer or a Guarantor (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or such Guarantor’s Note Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)     such Person;

(2)     such Person and one or more Subsidiaries of such Person; or

(3)     one or more Subsidiaries of such Person.

Unless otherwise provided, all references to a Subsidiary shall be a Subsidiary of the Company.

“Successor” shall have the meaning set forth in Section 5.3.

“Surviving Person” means, with respect to any Person involved in any merger, consolidation or other business combination or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets, the Person formed by or surviving such transaction or the Person to which such disposition is made.

“Tax Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 9 of the Notes.

“Taxes” shall have the meaning set forth in Paragraph 2 of the Notes.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Officer” means any officer of the Trustee (or any successor of the Trustee), including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“U.S. GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

(1)     the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2)     statements and pronouncements of the Financial Accounting Standards Board,

(3)     such other statements by such other entity as approved by a significant segment of the accounting profession, and

(4)     the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than its parent or a Subsidiary of its parent) is owned by the Company or by one or more Wholly Owned Subsidiaries, or by the Company and one or more Wholly Owned Subsidiaries.

SECTION 1.2     Rules of Construction. Unless the context otherwise requires:

(a)     a term has the meaning assigned to it;

(b)     an accounting term not otherwise defined has the meaning assigned to it in accordance with Accounting Principles;

(c)     “or” is not exclusive;

(d)     words in the singular include the plural, and words in the plural include the singular;

(e)     provisions apply to successive events and transactions; and

(f)     “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

SECTION 1.3     Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA terms have the following meanings:

“indenture securities” means the Notes and any Note Guarantee;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes or any Guarantor.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

ARTICLE II

THE NOTES

SECTION 2.1     Form and Dating. The Notes and the notation relating to the Trustee’s certificate of authentication thereof, shall be substantially in the form of Exhibit A (in the case of Global Notes) and Exhibit B (in the case of the Definitive Notes), as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them not inconsistent with the terms of this Indenture. Each Note shall be dated the Issue Date and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors, the Trustee and the Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Global Notes. Definitive Notes will be issued in exchange for Global Notes only in accordance with Section 2.6(a).

As long as the Notes are in global form, the Paying Agent (in lieu of the Trustee) shall be responsible for:

(1)     paying sums due on the Global Notes; and

(2)     arranging on behalf of and at the expense of the Issuer for notices to be communicated to Holders in accordance with the terms of this Indenture.

Each reference in this Indenture to the performance of duties set forth in clauses (1) and (2) above by the Trustee includes performance of such duties by the Paying Agent.

Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued as one or more global notes, in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Section 2.7(f)(ii), except as otherwise permitted herein, and shall be referred to collectively herein as the “Regulation S Global Note.” The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all the information required hereunder), as hereinafter provided (or by the issue of a further Regulation S Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Note or in consequence of the issue of Definitive Notes or Additional Notes in the form of Regulation S Global Notes, as hereinafter provided. The Regulation S Global Note and all other Notes that are not Rule 144A Notes shall collectively be referred to herein as the “Regulation S Notes.”

Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued as one or more global notes in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Section 2.7(f)(ii), except as otherwise permitted herein, and shall be referred to collectively herein as the “Rule 144A Global Note.” The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of a further Rule 144A Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Note, or in consequence of the issue of Definitive Notes or Additional Rule 144A Global Notes, as hereinafter provided. The Rule 144A Global Note and all other Notes (excluding interests in Rule 144A Global Notes which are transferred in accordance with Section 2.7(a) hereunder), if any, evidencing the debt, or any portion of the debt, initially evidenced by such Rule 144A Global Note, shall collectively be referred to herein as the “Rule 144A Notes.”

SECTION 2.2     Execution and Authentication. One Responsible Officer of or one Person duly authorized by all requisite corporate actions by the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

If a Responsible Officer whose signature is on a Note was a Responsible Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. The Trustee shall be entitled to rely on such signature as authentic and shall be under no obligation to make any investigation in relation thereto.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Except as otherwise provided herein, the aggregate principal amount of Notes which may be outstanding at any time under this Indenture is not limited in amount. The Trustee shall authenticate such Notes, which shall consist of (i) Initial Notes for original issue on the Closing Date in an aggregate principal amount not to exceed €250,000,000 and (ii) Additional Notes from time to time for issuance after the Closing Date to the extent otherwise permitted hereunder (including, without limitation, under Section 4.3 hereof), in each case upon receipt of an Issuer Order. Additional Notes will be treated the same as the Notes for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Such Issuer Order shall specify the aggregate principal amount of Notes to be authenticated, the type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Initial Notes or Additional Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel in a form reasonably satisfactory to the Trustee stating that the form and terms thereof have been established in conformity with the provisions of this Indenture, do not give rise to a Default and that the issuance of such Notes has been duly authorized by the Issuer. Upon receipt of an Issuer Order, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Notes shall be issuable only in denominations of €1,000 and integral multiples of €1,000 in excess thereof.

SECTION 2.3     Registrar and Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Notes may be presented for payment to Deutsche Bank Aktiengesellschaft and (iii) upon issuance of Definitive Notes, an office or agency where Definitive Notes may be presented for payment to the Luxembourg Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer, the Company or any of its Subsidiaries may act as Paying Agent or Registrar to the extent permitted under applicable laws or regulations.

The Issuer shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture and the Notes that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

The Issuer initially appoints Deutsche Bank Aktiengesellschaft to act as the paying agent (together with its successor in such capacity, the “Paying Agent”) and the Trustee to act as the Registrar. If and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Issuer shall appoint Deutsche Bank Luxembourg, or such other Person located in Luxembourg and reasonably acceptable to the Trustee (reasonableness to be determined objectively), as the Luxembourg paying and transfer agent (together with its successor in such capacity, the “Luxembourg Paying Agent”).

SECTION 2.4     Paying Agent To Hold Assets in Trust. The Issuer shall require the Paying Agent to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, Additional Amounts, if any, premium, if any, or interest on, the Notes, and shall promptly notify the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets distributed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent pursuant to this Section 2.4, the Paying Agent shall have no further liability for such assets.

SECTION 2.5     List of Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee within two Business Days after each Record Date as of such Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.6     Book-Entry Provisions for Global Notes. The Global Notes initially shall (i) be deposited with and registered in the name of Deutsche Bank Aktiengesellschaft, as the common depository, for the accounts of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) and (ii) bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(a)     Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another successor of the Clearing Agency or a nominee of such successor. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Clearing Agency and the provisions of Section 2.7. All Global Notes shall be exchanged by the Issuer (with authentication by the Trustee) for one or more Definitive Notes, if (a) the Clearing Agency (i) has notified the Issuer that it is unwilling or unable to continue as a Clearing Agency and (ii) a successor to the Clearing Agency has not been appointed by the Issuer within 120 days of such notification, (b) the Clearing Agency so requests following an Event of Default hereunder or (c) in whole (but not in part) at any time if the Issuer in its sole discretion determines. If an Event of Default occurs and is continuing, the Issuer shall, at the written request delivered through the a Clearing Agency of the Holder thereof or of the holder of an interest therein, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee); provided, however, that the principal amount of such Definitive Notes and such Global Note after such exchange shall be €1,000 or integral multiples of €1,000 in excess thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Registrar for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the Holder thereof to the Paying Agent who together with the Trustee, following such surrender, shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged and shall thereafter return such Global Note to such Holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(a).

(b)     In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to Section 2.6(a), the Global Notes shall be deemed to be surrendered to the Paying Agent for cancellation, and the Issuer shall execute, and the Trustee shall upon written instructions from the Issuer authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(c)     Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.6(a) shall, except as otherwise provided by Section 2.7, bear the Private Placement Legend.

SECTION 2.7     Registration of Transfer and Exchange. Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

(a)     If a holder of a beneficial interest in the Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in this Section 2.7(a), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Such exchange or transfer shall only be made upon receipt by the Paying Agent, as transfer agent, at its office in Frankfurt, Germany or, so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of that exchange so require, upon receipt by the Luxembourg Paying Agent, as transfer agent, at its office in Luxembourg of (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the Rule 144A Global Note directing the Paying Agent, as transfer agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit D given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act. Upon such receipt, the Paying Agent, as transfer agent, shall promptly deliver instructions to the Clearing Agency, to reduce or reflect on its records a reduction of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such

Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Paying Agent, as transfer agent, shall promptly deliver instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions of a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note. The Clearing Agency will promptly notify the Trustee of any increases or decreases in the amount of each Global Note.

(b)     If a holder of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in this Section 2.7(b), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note. Such exchange or transfer shall only be made upon receipt by the Paying Agent, as transfer agent, at its office in Frankfurt, Germany or, so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of that exchange so require, upon receipt by the Luxembourg Paying Agent, as transfer agent, at its office in Luxembourg of (l) instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a beneficial owner of an interest in the Regulation S Global Note directing the Paying Agent, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) prior to or on the 40th day after the later of the commencement of the offering of the Notes and the relevant Issue Date (the “Restricted Period”), a certificate in the form of Exhibit E given by the holder of such beneficial interest and stating that the Person transferring such interest in such Regulation S Note reasonably believes that the Person acquiring such interest in such Rule 144A Note is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction. Upon such receipt, the Paying Agent, as transfer agent, shall promptly deliver instructions to the Clearing Agency to reduce or reflect on its records a reduction of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Paying Agent, as transfer agent, shall promptly deliver instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note. After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.7(b) will no longer apply to such transfers. The Clearing Agency will promptly notify the Trustee of any increases or decreases in the amount of each Global Note.

(c)     Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d)     In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.6(a), or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

(e)     Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may only be exchanged or transferred in accordance with the certification requirements hereof.

(f)     (i) Other than in the case of Notes issued pursuant to a registration statement which has been declared effective under the Securities Act, each Note issued hereunder shall, upon issuance, bear the legend set forth in clause (ii) below (the “Private Placement Legend”) and such legend shall not be removed from such Note except as provided in the next sentence. The legend on a Note may be removed from a Note if there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act, and the Issuer and the Trustee consent to such removal. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Note has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

(ii)     To the extent required by paragraph (f)(i) above, the Notes shall bear the following legend on the face thereof:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE

HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(g)     By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

Neither the Trustee nor the Paying Agent shall have any obligation or duty to monitor, and shall not be liable for any failure to, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(h)     Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive

Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. When a Definitive Note is presented to the Registrar with a request to transfer in part, the transferor shall be entitled to receive without charge a Definitive Note representing the balance of such Definitive Note not transferred. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes at the Registrar’s or co-registrar’s request.

(i)     The Issuer shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes, (ii) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, (iii) for a payment period of 15 calendar days prior to any Record Date, or (iv) that the registered Holder of Notes has tendered (and not withdrawn) for repurchase in connection with a Change of Control.

(j)     Prior to the due presentation for registration of transfer of any Definitive Note, the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(k)     The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.7.

(l)     All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(m)     Holders of Notes (or holders of interests therein) initially offered or sold in the United States to “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act pursuant to such rule and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Issuer upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

SECTION 2.8     Replacement Notes. If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Issuer or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Note being replaced in the manner specified in this Section 2.8. If required by the Trustee, the Registrar or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Issuer, the Registrar and the Trustee, to protect the Issuer, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable out of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Issuer. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost, stolen or taken Notes.

SECTION 2.9     Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section 2.9 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it, and upon which it shall be entitled to rely in accordance with Section 7.1(a), that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest and Additional Amounts, if any, on it cease to accrue.

If on a Redemption Date or the Maturity Date the Paying Agent holds cash sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest and Additional Amounts, if any, on such Notes cease to accrue.

SECTION 2.10     Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Guarantors or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only such Notes that a Trust Officer actually knows are so owned shall be disregarded and the Trustee assumes no liability in relation to any other Notes.

The Issuer shall notify the Trustee, in writing, when it or any Guarantor or any of their Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers’ Certificate, which shall promptly be provided upon receipt by the appropriate Responsible Officers of the requisite information, listing Notes owned by the Issuer, the Guarantors a Subsidiary of the Issuer or the Guarantors or an Affiliate of the Issuer or the Guarantors.

SECTION 2.11     Temporary Notes. Until permanent Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of an Issuer Order pursuant to Section 2.2. The Officers’ Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Issuer considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate upon receipt of an Issuer Order pursuant to Section 2.2 permanent Definitive Notes in exchange for temporary Definitive Notes.

SECTION 2.12     Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall promptly forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation. Upon completion of any disposal, the Trustee shall deliver a certificate of such disposal to the Issuer, unless the Issuer directs the Trustee in writing to deliver the cancelled Notes to the Issuer or the Company. Subject to Section 2.8, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13     Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Holder thereof on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest. The Issuer shall promptly notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each such Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. Frankfurt time on the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14     ISINs and Common Codes. The Issuer in issuing the Notes may use ISINs and/or Common Codes, and if it does so, the Trustee shall use the ISIN and/or Common Code in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the ISIN and/or Common Code printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any changes in any ISINs and/or Common Codes.

SECTION 2.15     Deposit of Moneys. Prior to 10:00 a.m. Frankfurt time on each interest payment date and Maturity Date, the Issuer shall have deposited with the Trustee or the Paying Agent (which shall be the Paying Agent or its successor) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding. Such payments shall be made by the Issuer in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date or Maturity Date, as the case may be. Promptly upon receipt of such payment, the Paying Agent shall confirm by the medium chosen by the Paying Agent to the Issuer the receipt of such payment.

SECTION 2.16     Certain Matters Relating to Global Notes. Members of or participants in a Clearing Agency (“Agent Members”) shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Clearing Agency or its nominee, and the Clearing Agency or its nominee may be treated by the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar and any agent of the Issuer or the Guarantors as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer or the Guarantors from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or its nominee or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(a)     The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Euroclear and Clearstream and their Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17     Record Date. Unless otherwise set forth in this Indenture, the record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316(c).

ARTICLE III

REDEMPTION

SECTION 3.1     Optional Redemption. The Issuer may redeem all or, from time to time, a part of the Notes, at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued interest, if any, to the redemption date, plus the excess of:

(a)     as determined by the calculation agent (which shall initially be the Trustee), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed not including any portion of such payment of interest accrued on the date of redemption, from the redemption date to the maturity date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Bund Rate plus 50 basis points; over

(b)     100% of the principal amount of the Notes being redeemed.

The Company shall certify to the Trustee the applicable Bund Rate at the time of any such redemption.

SECTION 3.2     Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Paragraphs 8 or 9 of such Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 15 days prior to the giving of the notice contemplated by Section 3.4 (or such shorter period as the Trustee in its sole discretion shall determine). The Issuer shall give notice of redemption as required under the relevant paragraph of the Notes, pursuant to which such Notes are being redeemed.

SECTION 3.3     Selection of Notes To Be Redeemed. In the case of any partial redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or if such Notes are not listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); although no Note of €1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Trustee, or in the case of Definitive Notes, issued in the name of the Holder thereof upon cancellation of the original Note. The selections made by the Trustee pursuant to this Section 3.3 shall always be subject to Section 7.2(d).

SECTION 3.4     Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date or a Tax Redemption Date, as applicable, the Issuer shall, so long as the Notes are in global form and are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, publish a redemption notice in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.bourse.lu) and notify the Holders, the Trustee and the Luxembourg Stock Exchange, if applicable, or in the case of Definitive Notes, in addition to such publication, mail such notice to Holders (with a copy to the Trustee) by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. At the Issuer’s request made at least 45 days before the Redemption Date or a Tax Redemption Date, as applicable (or such shorter period as the Trustee in its sole discretion shall determine), the Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall deliver to the Trustee (in advance) an Officers’ Certificate requesting that the Trustee give such notice and setting forth in full the information to be stated in such notice as provided in the following items. Each notice for redemption shall identify the Notes to be redeemed and shall state:

(a)     the Redemption Date or the Tax Redemption Date, as applicable;

(b)     the Redemption Prices and the amount of accrued and unpaid interest, if any, and Additional Amounts, if any, to be paid (subject to the right of Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date);

(c)     the name and address of the designated Paying Agent;

(d)     that Notes called for redemption must be surrendered to the designated Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(e)     that, unless the Issuer defaults in making the redemption payment pursuant to the terms of this Indenture, interest and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the Redemption Date or the Tax Redemption Date, as applicable, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(f)     (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note (if applicable), the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

(g)     if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)     the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

(i)     the ISIN and/or Common Code, and that no representation is made as to the correctness or accuracy of the ISIN and/or Common Code, if any, listed in such notice or printed on the Notes.

Prior to the giving of any notice of redemption pursuant to Paragraph 9 of the Notes, the Issuer will deliver to the Trustee (a) an Officers’ Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (b) an Opinion of Counsel qualified under the laws of the relevant jurisdiction to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of a change in tax law, and that the Issuer cannot avoid such obligation by taking reasonable measures available to it.

SECTION 3.5     Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date or the Tax Redemption Date, as applicable, and at the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date or Tax Redemption Date, as applicable), but installments of interest, the maturity of which is on or prior to the Redemption Date or the Tax Redemption Date, as applicable, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.6     Deposit of Redemption Price. Prior to 10:00 a.m. Frankfurt time on the Redemption Date or the Tax Redemption Date, as applicable, the Issuer shall deposit with the Trustee or the Paying Agent (which shall be the Paying Agent or its successor) euro in same-day funds sufficient to pay the Redemption Price plus accrued and unpaid interest (subject to, as provided in the Notes, the right of Holders to receive interest on the relevant interest payment date), if any, and Additional Amounts, if any, of all Notes to be redeemed on that date other than Notes or portion of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. The designated Paying Agent shall promptly return to the Issuer any cash so deposited which is not required for that purpose upon the written request of the Issuer. Promptly upon receipt of such payment the Paying Agent shall confirm by the medium chosen by the Paying Agent to the Issuer the receipt of such payment.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any, interest and Additional Amounts on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date or Tax Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest, and Additional Amounts, if any, shall be paid on the unpaid principal, from the Redemption Date or the Tax Redemption Date, as applicable, until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

SECTION 3.7     Notes Redeemed in Part. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of €1,000 or integral multiples of €1,000 in excess thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall promptly forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of such Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of €1,000 or integral multiples of €1,000 in excess thereof.

SECTION 3.8     Special Tax Redemption. The Issuer will be entitled to redeem the Notes at its option, in whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount of the Notes, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any additional amounts as a result of:

(a)     any change in or amendment to the laws, treaties or regulations of any Relevant Taxing Jurisdiction; or

(b)     any change in or amendment to any official position regarding the application, administration or interpretation of such laws, treaties or regulations (including by virtue of a holding, judgment or order by a court of competent jurisdiction);

which change or amendment to such laws, treaties, regulations or official position is announced and becomes effective after the issuance of the Notes; provided that the Issuer determines, in its reasonable judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it; provided, further, that at the time such notice is given, such obligation to pay Additional Amounts remains in effect.

Notice of any such redemption must be given within 270 days of the earlier of the announcement or effectiveness of any such change.

ARTICLE IV

COVENANTS

SECTION 4.1     Payment of Notes.

(a)     The Issuer shall pay the principal, premium, if any, interest and Additional Amounts, if any, on the Notes in the manner provided in such Notes and this Indenture. An installment of principal of or interest, premium or Additional Amounts on the Notes shall be considered paid on the date it is due if the Trustee, Paying Agent or a common depositary for the Clearing Agencies holds prior to 10:00 a.m. Frankfurt time on that date money deposited by the Issuer in immediately available funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

(b)     The Issuer shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, from time to time on demand at the rate borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.2     Maintenance of Office or Agency. The Issuer shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.1. The Issuer hereby initially designates the office of the Trustee, acting through its office at 100 Wall Street, Suite 1600, New York, New York 10005, as its office or agency as required under Section 2.3 hereof. If the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will appoint Deutsche Bank Luxembourg, or such other Person located in Luxembourg and reasonably acceptable to the Trustee (reasonableness to be determined objectively), as an additional paying and transfer agent.

SECTION 4.3     Limitation on Incurrence of Indebtedness.

(a)     The Issuer and the Company shall not, and shall not permit any of their Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Subsidiary may Incur Indebtedness (and the Company and any Subsidiary may Incur Acquired Indebtedness) if on the date thereof:

(1)     the Consolidated Coverage Ratio of the Company is at least 2.0 to 1.0; and

(2)     no Default or Event of Default will have occurred and be continuing or would occur as a consequence of Incurring the Indebtedness.

(b)     The foregoing limitations contained in paragraph (a) do not apply to the Incurrence of any of the following Indebtedness:

(1)     Indebtedness Incurred under the Revolving Credit Facility in an aggregate amount not to exceed $1.2 billion outstanding at any time;

(2)     Indebtedness in respect of Receivables Financings in an aggregate principal amount which, together with all other Indebtedness in respect of Receivables Financings outstanding on the date of such Incurrence (other than Indebtedness permitted by paragraph (a) or clause (3) of this paragraph (b)), does not exceed 85% of the sum of (1) the total amount of accounts receivables shown on the Company’s most recent consolidated quarterly balance sheet, plus (2) without duplication, the total amount of accounts receivable already subject to a Receivables Financing;

(3)     Indebtedness of the Company owed to and held by another Guarantor, Indebtedness of a Wholly Owned Subsidiary owed to and held by another Wholly Owned Subsidiary or Indebtedness of a Wholly Owned Subsidiary owing to and held by the Company; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Indebtedness being held by a Person other than the Company or another Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or the Subsidiary, as the case may be;

(4)     Indebtedness in respect of the Notes issued on the Closing Date, and the related Note Guarantees by the Company and the other Guarantors and Indebtedness issued in respect of the $800,000,000 aggregate principal amount of Dollar Notes due 2019 and $700,000,000 aggregate principal amount of Dollar Notes due 2022 of Fresenius Medical Care U.S. Finance II, Inc. (collectively, the “US Notes”) issued on the Closing Date, and the related Guarantees of the US Notes by the Company and the other Guarantors;

(5)     Capital Lease Obligations and Indebtedness Incurred, in each case, to provide all or a portion of the purchase price or cost of construction of an asset or, in the case of a Sale and Leaseback Transaction, to finance the value of such asset owned by the Company or a Subsidiary;

(6)     Indebtedness (other than Indebtedness of the type covered by clause (1) or clause (2)) outstanding on the Closing Date after giving effect to the application of proceeds from the Notes;

(7)     Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4) or (6) of this paragraph (b);

(8)     Hedging Obligations entered into in the ordinary course of the business and not for speculative purposes as determined in good faith by the Company;

(9)     customer deposits and advance payments received from customers for goods purchased in the ordinary course of business;

(10)     Indebtedness arising under the Cash Management Arrangements; and

(11)     Indebtedness Incurred by the Company or a Subsidiary in an aggregate principal amount which, together with all other Indebtedness of the Company and its Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by paragraph (a) or clauses (1) through (10) of this paragraph (b)), does not exceed $900 million.

(c)     For purposes of determining compliance with the foregoing covenant:

(1)     in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify and from time to time may reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses, provided that any Indebtedness outstanding on the Closing Date and Indebtedness Incurred under clause (b)(5) above may not be reclassified to clause (a) above; and

(2)     an item of Indebtedness may be divided and classified, or reclassified, in more than one of the types of Indebtedness described above, provided that any Indebtedness outstanding on the Closing Date and Indebtedness Incurred under clause (b)(5) above may not be reclassified to clause (a) above.

(d)     If during any period the Notes have achieved and continue to maintain Investment Grade Status and no Event of Default has occurred and is continuing (such period is referred to herein as an “Investment Grade Status Period”), then upon notice by the Company to the Trustee by the delivery of an Officers’ Certificate that it has achieved Investment Grade Status, this covenant will be suspended and will not during such period be applicable to the Company and its Subsidiaries and shall only again be applicable if such Investment Grade Status Period ends.

No action taken during an Investment Grade Status Period or prior to an Investment Grade Status Period in compliance with this Section 4.3 will require reversal or constitute a default under the Notes in the event that this Section 4.3 is subsequently reinstated or suspended, as the case may be.

SECTION 4.4     Limitation on Liens. The Issuer and the Company may not, and may not permit any Guarantor or any of their respective Subsidiaries to directly, or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the date hereof or acquired after that date, securing any Indebtedness, unless contemporaneously with (or prior to) the Incurrence of the Liens effective provision is made to secure the Indebtedness due under this Indenture and the Notes, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

SECTION 4.5     Ownership of the Issuer. The Company will continue to directly or indirectly maintain 100% ownership of the Capital Stock of the Issuer or any permitted successor of the Issuer, provided, that any permitted successor of the Company may succeed to the Company’s ownership of such Capital Stock.

The Company will cause the Issuer or its successor to engage only in those activities that are necessary, convenient or incidental to issuing and selling the Notes and any additional Indebtedness permitted under Section 4.3 (including the Issuer’s Guarantee of the Credit Facility and any Additional Notes), and advancing or distributing the proceeds thereof to the Company and its Subsidiaries and performing its obligations relating to the Notes and any such additional Indebtedness, pursuant to the terms thereof and of this Indenture and any other applicable indenture.

SECTION 4.6     Existence. Except as permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company, the Issuer and each other Guarantor; provided, however, that the Company shall not be required to preserve any such existence, right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof at the time of such loss is not disadvantageous in any material respect to the Holders.

SECTION 4.7     Maintenance of Properties. Except as permitted by Article V, the Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Company, or its Responsible Officers, or any Subsidiary, or its Responsible Officers, having managerial responsibility for any such property, in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 4.8     Payment of Taxes and Other Claims. The Company and the Guarantors will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries (including satisfying any withholding tax obligations), and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or the Guarantors or any of their Subsidiaries; provided, however, that the Company or the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with Accounting Principles.

SECTION 4.9     Maintenance of Insurance. The Company shall, and shall cause its Subsidiaries to, keep at all times all of their material properties which are of an insurable nature insured against loss or damage pursuant to self-insurance arrangements with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. The Company shall, and shall cause its Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate, except to the extent that a different use of such proceeds is, as determined by the Company, or any Subsidiary having managerial responsibility for any such property, in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 4.10     Reports. For so long as any Notes are outstanding, the Company will provide the Trustee with:

(1)     copies of the annual reports and of the information, documents and other reports, and such summaries thereof, as may be required by the TIA at the times and in the manner provided by the TIA;

(2)     its annual financial statements and related notes thereto for the most recent two fiscal years prepared in accordance with U.S. GAAP (or IFRS or any other internationally generally acceptable accounting standard in the event the Company is required by applicable law to prepare its financial statements in accordance with IFRS or such other standard or is permitted and elects to do so, with appropriate reconciliation to U.S. GAAP, unless not then required under the rules of the SEC) and including segment data, together with an audit report thereon, together with a discussion of the “Operating Results” and “Liquidity” for such fiscal years prepared in a manner substantially consistent with the “Operating and Financial Review and Prospects” required by Form 20-F under the Exchange Act (or any replacement or successor form) which is incorporated by reference in the Prospectus/Offering Memorandum from the Company’s Annual Report on Form 20-F for the year ended December 31, 2010 and a “Business Summary of the Financial Year” and discussion of “Business Segments” provided in a manner consistent with its annual report, a description of “Related Party Transactions,” and a description of Indebtedness, within 90 days of the end of each fiscal year; and

(3)     quarterly financial information as of and for the period from the beginning of each year to the close of each quarterly period (other than the fourth quarter), together with comparable information for the corresponding period of the preceding year, and a summary “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to the extent and in the form required under the Exchange Act providing a brief discussion of the results of operations for the period within 45 days following the end of the fiscal quarter.

The Company shall also comply with the other provisions of Section 314(a) of the TIA. In addition, so long as the Notes remain outstanding and during any period when the Issuer or the Company is not subject to Section 13 or 15(d) of the Exchange Act other than by virtue of the exemption therefrom pursuant to Rule 12g3-2(b), the Company will furnish to any Holder or beneficial owner of Notes initially offered and sold in the United States to “qualified institutional buyers” as defined in Rule 144A under the Securities Act pursuant to such rule and any prospective purchaser in the United States designated by such Holder or beneficial owner, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange, copies of such reports shall also be available at the specified office of the Listing Agent in Luxembourg.

Deliveries of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, the Company’s or any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no obligation to review such reports to determine if the information required by this Section 4.10 is contained therein.

SECTION 4.11     Change of Control. Each Holder of the Notes, upon the occurrence of a Change of Control Triggering Event, will have the right to require that the Issuer repurchase such Holder’s Notes, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following a Change of Control Triggering Event, the Issuer will mail a notice to each Holder with a copy to the Trustee stating:

(1)     that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)     the circumstances and relevant facts regarding such Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Triggering Event);

(3)     the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(4)     that each Note will be subject to repurchase only in integral multiples of €1,000;

(5)     the instructions determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased;

(6)     that any Note not tendered will continue to accrue interest;

(7)     that, unless the Issuer defaults in the payment of the Change of Control purchase price, any Notes accepted for payment shall cease to accrue interest after the repurchase date;

(8)     that Holders accepting the offer to have their Notes repurchased pursuant to a change of control offer will be required to surrender the Notes to the Paying Agent or any other Agent specified in the notice at the address specified in the notice prior to the close of business on the Business Day preceding the repurchase date;

(9)     that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

(10)     any other procedures that a holder must follow to accept a change of control offer or effect withdrawal of such acceptance; and

(11)     the name and address of the Paying Agent.

On the repurchase date, the Issuer shall, to the extent lawful:

(1)     accept for payment Notes or portions thereof validly tendered pursuant to the change of control offer;

(2)     deposit with the Paying Agent money sufficient to pay the Change of Control purchase price in respect of all Notes or portions thereof so tendered; and

(3)     deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof tendered to the Issuer.

The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuer shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of such Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of €1,000 and integral multiples of €1,000 in excess thereof.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.11. To the extent that the provisions of any securities laws or regulations or applicable listing requirements conflict with the provisions of this Section 4.11, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

SECTION 4.12     Additional Amounts. At least 30 days prior to each date on which payment of principal, premium, if any, or interest or other amounts on the Notes is to be made (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Issuer or a Guarantor will be obligated to pay Additional Amounts pursuant to Paragraph 2 of the Notes (the “Additional Amounts”) with respect to any such payment, the Issuer will promptly furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Trustee or the Paying Agent to pay such Additional Amounts to the Holders on the payment date. The Issuer or a Guarantor (as applicable) will pay to the Trustee or the Paying Agent such Additional Amounts and, if paid to a Paying Agent other than the Trustee, shall promptly provide the Trustee with documentation evidencing the payment of such Additional Amounts. Copies of such documentation shall be made available to the Holders upon request. The Issuer shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished to them pursuant to this Section 4.12.

The Issuer and each Guarantor (as applicable) will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer and each Guarantor (as applicable) will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copy to the Trustee.

If the Issuer or the Guarantors conduct business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, are required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Notes which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such Holders as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

The Issuer will pay any present stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in Luxembourg (or any political subdivision or governmental authority thereof or therein having the power to tax) from the execution, delivery and registration of Notes upon original issuance and initial resale of the Notes or any other document or instrument referred to therein, or in connection with any payment with respect to, or enforcement of, the Notes or any Note Guarantee or any other document or instrument referred to therein. If at any time the Issuer changes its place of organization to outside of Luxembourg or there is a new issuer organized outside of Luxembourg, the Issuer or new issuer, as applicable, will pay any stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in the jurisdiction in which the Issuer or new issuer is organized (or any political subdivision thereof or therein) and are payable by the Holders of the Notes in respect of the Notes or any Note Guarantee or any other document or instrument referred to therein under any law, rule or regulation in effect at the time of such change or thereafter.

The foregoing obligations of this Section 4.12 and Paragraph 2 of the Notes will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person to the Issuer or the Guarantors.

Whenever in this Indenture or in the Notes or any Note Guarantee there is mentioned, in any context, the payment of principal, purchase price, premium or interest, if any, or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 4.13     Compliance Certificate; Notice of Default. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year an Officers’ Certificate stating whether or not to the best knowledge of the signor thereof, the Issuer and the Guarantors, as the case may be, have complied with all conditions and covenants under this Indenture, whether a Default or an Event of Default has occurred during such period, and, if a Default or an Event of Default has occurred during such period, specifying all such Events of Default and the nature thereof of which such Responsible Officer has knowledge. Upon becoming aware of, and as of such time that the Issuer should reasonably have become aware of, a Default, the Company also shall deliver to the Trustee, within 30 days thereafter, written notice of any events which would constitute a Default, their status and what action the Issuer is taking or proposes to take in respect thereof, and, in the case of a Default in the payment of interest, principal, redemption payments or any other amount due on the Notes or the Guarantees, such same notice to the Paying Agent.

SECTION 4.14     Limitation on Sale and Leaseback Transactions. The Issuer and the Company may not, and may not permit any Guarantor or any Subsidiary to, enter into any Sale and Leaseback Transaction unless:

(1)     the Issuer or such Guarantor or Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the fair market value (as evidenced by an Officers’ Certificate of a Responsible Officer, or, if the value exceeds $25 million, a resolution of the Board of Directors of the Issuer or such Guarantor or Subsidiary), of the property subject to such transaction;

(2)     the Issuer or such Guarantor or Subsidiary, as the case may be, could have created a Lien on the property subject to such Sale and Leaseback Transaction if such transaction was financed with Indebtedness without securing the Notes pursuant to Section 4.4; and

(3)     the Issuer or such Guarantor or Subsidiary, as the case may be, can Incur an amount of Indebtedness equal to the Attributable Debt in respect of such Sale and Leaseback Transaction.

ARTICLE V

SUCCESSOR ISSUER OR GUARANTOR

SECTION 5.1     Limitation on Mergers and Sales of Assets. The Issuer and the Company may not, and may not permit any other Guarantor to consolidate or merge with or into (whether or not the Issuer or such Guarantor is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions, to another Person unless:

(1)     the Surviving Person is an entity organized and existing under the laws of Germany, the United Kingdom, any other member state of the European Union (as of December 31, 2003), Luxembourg, Switzerland, the United States of America, or any State thereof or the District of Columbia, or the jurisdiction of formation of the Issuer or any Guarantor; or, if the Surviving Person is an entity organized and existing under the laws of any other jurisdiction, the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the rights of the Holders of the Notes, would not be affected adversely as a result of the law of the jurisdiction of organization of the Surviving Person, insofar as such law affects the ability of the Surviving Person to pay and perform its obligations and undertakings in connection with the Notes (in a transaction involving the Issuer) or its Note Guarantee or the ability of the Surviving Person to obligate itself to pay and perform such obligations and undertakings or the ability of the Holders to enforce such obligations and undertakings;

(2)     the Surviving Person (if other than the Issuer or a Guarantor) shall expressly assume, (A) in a transaction or series of transactions involving the Issuer, by a supplemental indenture in a form satisfactory to the Trustee, all of the obligations of the Issuer or (B) in a transaction or series of transactions involving a Guarantor (including the Company), by a Guarantee Agreement, in a form satisfactory to the Trustee, all of the obligations of such Guarantor under its Note Guarantee;

(3)     at the time of and immediately after such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)     the Issuer or such Guarantor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, assignment, sale, lease or other disposition and such supplemental indenture and Guarantee Agreement, if any, comply with this Indenture.

SECTION 5.2     Successor Entity Substituted. Upon any consolidation or merger by the Issuer, the Company or any other Guarantor with or into any other Person, or any conveyance, transfer, sale, assignment, lease or other disposition by the Issuer, the Company or any other Guarantor in one or more transactions, of substantially all of its properties and assets as an entirety to any Person in accordance with Section 5.1, then if such transaction involves the Company, the Surviving Person shall expressly assume in a supplemental indenture in a form satisfactory to the Trustee, all of the obligations of the Company under the Indenture and in any such case the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture with the same effect as if such Surviving Person had been named as the Issuer or had been a Guarantor herein, and thereafter the Issuer or such Guarantor shall be discharged from all obligations and covenants hereunder and under the Notes.

Such Surviving Person (if the successor of the Issuer) may cause to be signed, and may issue either in its own name or in the name of the Issuer, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Surviving Person instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Responsible Officers of the Issuer to the Trustee for authentication pursuant to such provisions and any Notes which such Surviving Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, assignment, transfer, conveyance, lease, or other disposition such changes in phraseology and form may be made in the Notes thereafter to be issued as may be appropriate.

SECTION 5.3     Substitution of the Issuer. The Company, any other Guarantor or a Finance Subsidiary (a “Successor”) may assume the obligations of the Issuer under the Notes by executing and delivering to the Trustee (a) a supplemental indenture which subjects such person to all of the provisions of the Indenture and (b) an opinion of counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person, and constitutes the legal, valid, binding and enforceable obligation of such Person, subject to customary exceptions; provided that (i) the Successor is formed under the laws of the United States of America, or any State thereof or the District of Columbia, Germany, the United Kingdom or any other member state of the European Union as of December 31, 2003 and (ii) no Additional Amounts would be or become payable with respect to the Notes at the time of such assumption, or as result of any change in the laws of the jurisdiction of formation of such Successor that was reasonably foreseeable at such time. The Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if it were the Issuer thereunder, and the former Issuer shall be discharged from all obligations and covenants under this Indenture and the Notes.

ARTICLE VI

DEFAULT AND REMEDIES

SECTION 6.1     Events of Default. Whenever used herein with respect to the Notes, “Event of Default” means any one of the following events which shall have occurred and be continuing:

(1)     failure for 30 days to pay interest on the Notes, including any Additional Amounts in respect thereof, when due; or

(2)     failure to pay principal of or premium, if any, on the Notes when due, whether at maturity, upon redemption, by declaration or otherwise; or

(3)     failure to observe or perform any other covenant contained in this Indenture for 60 days after notice as provided in this Indenture; or

(4)     default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company), whether such Indebtedness or Guarantee now exists or is Incurred after the Closing Date, if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or will constitute a default in the payment of such Indebtedness and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness, at such time, that has been accelerated or not paid at maturity, exceeds $100 million; or

(5)     any final judgment or judgments (not covered by insurance) which can no longer be appealed for the payment of money in excess of $100 million shall be rendered against the Issuer or the Company or any of its Subsidiaries and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or

(6)     any Note Guarantee shall cease to be in full force and effect in accordance with its terms for any reason except pursuant to the terms of this Indenture governing the release of Note Guarantees or the satisfaction in full of all the obligations thereunder or shall be declared invalid or unenforceable other than as contemplated by its terms, or any Guarantor shall repudiate, deny or disaffirm any of its obligations thereunder; or

(7)     the Company, the Guarantors, the Issuer or any of the Company’s Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(a)     commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in Sections 17-19 of the German Insolvency Code (Insolvenzordnung), files for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens) or the board of directors

(Geschäftsführer) is required by law to file for insolvency, a creditor files for the opening of insolvency proceedings and such filing is not frivolous and not dismissed within a period of one month by the competent insolvency court, or the competent court takes any of the actions set out in Section 21 of the German Insolvenzordnung or a competent court institutes insolvency proceedings (Eröffnung des Insolvenzverfahrens) or denies a petition for commencement of insolvency proceeding by reason of insufficient assets,

(b)     commences a voluntary case,

(c)     consents to the entry of an order for relief against it in an involuntary case,

(d)     consents to the appointment of a custodian of it or for all or substantially all of its property,

(e)     makes a general assignment for the benefit of its creditors, or

(f)     takes any corporate action to authorize or effect any of the foregoing.

A default under clause (3) of this paragraph will not constitute an Event of Default unless the Trustee or Holders of 25% in principal amount of the outstanding Notes notify the Issuer and the Company of such default and such default is not cured within the time specified in clause (3).

SECTION 6.2     Acceleration. If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuer, the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, and Additional Amounts, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, accrued and unpaid interest, and Additional Amounts, if any, will be due and payable immediately. If an Event of Default described in clause (7) of section 6.1 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3     Other Remedies. If an Event of Default of which the Trustee is aware occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

SECTION 6.4     The Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee (without liability) without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

SECTION 6.5     Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

SECTION 6.6     Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by the Indenture or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, in each case in accordance with the terms of this Indenture.

SECTION 6.7     Waiver of Past Defaults. Subject to Sections 2.10, 6.10 and 9.2, at any time after a declaration of acceleration with respect to the Notes, as described in Section 6.2, the Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Issuer and to the Trustee, may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such declaration of acceleration with respect to the Notes and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. Such waiver shall not excuse a continuing Event of Default in the payment of interest, premium, if any, principal or Additional Amounts, if any, on such Note held by a non-consenting Holder or in respect of a covenant or a provision which cannot be amended or modified without the consent of each Holder affected thereby. The Issuer shall promptly deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.8     Control by Majority. Subject to Section 2.10, the Holders of not less than a majority in principal amount of the outstanding Notes, may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of such Notes, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action in accordance with Section 7.7.

SECTION 6.9     Limitation on Suits. Subject to Section 6.10, no Holder of Notes may pursue any remedy with respect to this Indenture or the Notes unless:

(1)     such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)     Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)     such Holders have offered the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)     the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of satisfactory security or indemnity; and

(5)     the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 6.10     Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 8.9 hereof), the right of any Holder to receive payment of principal of, premium, if any, interest, and Additional Amounts, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.11     Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, interest and Additional Amounts, if any, specified in clause (1) or clause (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by such Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

SECTION 6.12     Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due to the Trustee under Section 7.7, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property or other obligor on the Notes, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.13     Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee and the Agents for amounts due under Section 7.7, including (but not limited to) payment of all compensation, fees, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third: to the Issuer, the Guarantors or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 6.13.

SECTION 6.14     Restoration of Rights and Remedies. If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

SECTION 6.15     Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.16     Notices of Default. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of Notes notice of the Default within 90 days after it has become known to the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, interest and Additional Amounts, if any, on any Note, the Trustee may withhold notice if and so long as a committee of Trust Officers determines that withholding notice is in the interests of such Holders of Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1     Duties of Trustee. If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee reasonable security and indemnity satisfactory to the Trustee against any loss, liability or expense in accordance with the sixth paragraph of Section 7.7.

(a)     Except during the continuance of an Event of Default actually known to the Trustee:

(1)     The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

(2)     In the absence of willful misconduct on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them pursuant to Section 11.2 and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(b)     The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)     This paragraph does not limit the effect of subsection (a) of this Section 7.1.

(2)     Neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

(3)     The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.7 or 6.8.

(c)     No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in the performance of any of its duties hereunder.

(d)     Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the first paragraph and subsections (a), (b) and (c) of this Section 7.1.

(e)     Neither the Trustee nor the Agents shall be liable for interest on any money received by it except as the Trustee and any Agent may agree in writing with the Issuer. Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(f)     Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

SECTION 7.2     Rights of Trustee. Subject to Section 7.1:

(a)     The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee’s Corporate Trust Office which is administering this Indenture has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention: Corporate Trust and such notice clearly references the Notes, the Issuer or this Indenture.

(b)     Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate, Issuer Order (as applicable) or an Opinion of Counsel or both. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)     The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

(d)     The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)     The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder and in accordance with the advice or opinion of such counsel.

(f)     Except to the extent provided for in Section 9.1 and subject to Section 9.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

SECTION 7.3     Individual Rights of Trustee. The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors, their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not the Trustee or an Agent. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights.

SECTION 7.4     Trustee’s Disclaimer. The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness or adequacy of this Indenture, the offering materials related to the Notes or the Notes; they shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof; and they shall not be responsible for any statement or recital herein of the Issuer or the Guarantors or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5     Notice of Default. If an Event of Default occurs and is continuing and a Trust Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the list of Holders described in Section 2.5, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines that withholding the notice is in the interest of the Holders.

SECTION 7.6     Reports by Trustee to Holders of the Notes. Within 60 days after each May 15 beginning with May 15, 2012, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Issuer has informed the Trustee in writing the Notes are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.7     Compensation and Indemnity. The Issuer shall pay to the Trustee and Agents from time to time such compensation as the Issuer and the Trustee or Agent, as applicable, shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and Agents upon request for all reasonable and duly documented and invoiced disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s or any Agent’s negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Agents’ accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.4 hereof.

The Issuer agrees to pay the fees and expenses of the Trustee’s legal counsel in connection with its review, preparation and delivery of this Indenture and related documentation.

The Issuer shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee’s and Agents’ officers, directors, employees and agents) for, and hold them harmless against, any and all loss, damage, claim, proceedings, demands, costs, expense or liability including taxes (other than taxes based on the income of the Trustee) incurred by the Trustee or an Agent without negligence or willful misconduct on its part in connection with acceptance of administration of this trust and performance of any provisions under this Indenture, including the reasonable expenses and attorneys’ fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Issuer promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. Subject to Section 7.1(b), the Issuer need not reimburse or indemnify against any loss liability or expense incurred by the Trustee through its own willful misconduct or negligence. The Issuer shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Issuer’s expense. The Trustee or such Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Issuer’s payment obligations in this Section 7.7, the Trustee and the Agents shall have a senior Lien prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, and Additional Amounts, if any, or interest on particular Notes.

When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (7) of Section 6.1, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuer’s obligations under this Section 7.7 and any claim or Lien arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Issuer’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

Save as otherwise expressly provided in this Indenture, the Trustee shall have absolute and uncontrolled discretion as to the exercise of the discretion vested in the Trustee by this Indenture but, whenever the Trustee is bound to act under this Indenture at the request or direction of the Holders of Notes, the Trustee shall nevertheless not be so bound unless first indemnified to its satisfaction against all proceedings, claims and demands to which it may render itself liable and all costs, charges, expenses and liabilities which it may incur by so doing.

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee, is subject to this Section 7.7.

The Company shall be jointly and severally liable with the Issuer for all of the Issuer’s obligations pursuant to this Section 7.7.

SECTION 7.8     Replacement of Trustee. The Trustee and any Agent may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor trustee with the Issuer’s consent. A resignation or removal of the Trustee or any Agent and appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the acceptance by the successor Trustee or the successor Agent, as the case may be, of appointment as provided in this section. The Issuer may remove the Trustee if:

(1)     the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(2)     a receiver or other public officer takes charge of the Trustee or its property; or

(3)     the Trustee becomes incapable of acting with respect to its duties hereunder.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may, with the Issuer’s consent, appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the Issuer does not reasonably promptly appoint a successor Trustee, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee.

A successor Trustee or successor Agent, as applicable, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent, as applicable, and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee or Agent, as applicable, shall become effective, and the successor Trustee or Agent, as applicable, shall have all the rights, powers and duties of the Trustee or Agent, as applicable, under this Indenture. Promptly after that, the retiring Trustee or Agent, as applicable, shall transfer, after payment of all sums then owing to the Trustee or Agent, as applicable, pursuant to Section 7.7, all property held by it as Trustee or Agent, as applicable, to the successor Trustee or Agent, as applicable, subject to the Lien provided in Section 7.7. A successor Trustee or Agent, as applicable, shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee and the Issuer shall pay to any replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

SECTION 7.9     Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10     Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(l), (2) and (5). The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11     Preferential Collection of Claims Against the Company. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1     Option To Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2     Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes and the Notes shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due or on the Redemption Date solely out of the Defeasance Trust created pursuant to this Indenture; (b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s or Guarantors’ obligations in connection therewith; and (d) this Article VIII and the obligations set forth in Section 8.6 hereof.

Subject to compliance with this Article VIII, the Issuer may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

SECTION 8.3     Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuer, the Company and the other Guarantors shall be released from any obligations under the covenants contained in Article IV, Section 5.1(4), Sections 6.1(3), (4) and (5), and Section 6.1 (7) (with respect to the Company and the Subsidiaries other than the Issuer), hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, (i) with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes may not be accelerated because of an Event of Default specified in Section 6.1(3), (4) or (5), or Section 6.1(7) (with respect only to the Company and the Subsidiaries other than the Issuer).

SECTION 8.4     Conditions to Legal or Covenant Defeasance. In order to exercise either of the defeasance options under Section 8.2 or Section 8.3 hereof, the Issuer must comply with the following conditions:

(1)     the Issuer shall have irrevocably deposited in trust (the “Defeasance Trust”) with the Trustee or the Paying Agent for the benefit of the Holders Designated Government Obligations, for the payment of principal, premium, if any, interest on the Notes to redemption or maturity, as the case may be;

(2)     the Issuer shall have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law;

(3)     the Issuer shall have delivered to the Trustee an Opinion of Counsel in the Federal Republic of Germany (subject to customary exceptions and exclusions) to the effect that Holders of the Notes will not recognize income, gain or loss for income tax purposes of the Federal Republic of Germany as a result of such deposit and defeasance and will be subject to income tax in the Federal Republic of Germany on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(4)     the Issuer shall have delivered to the Trustee an Opinion of Counsel in Luxembourg (subject to customary exceptions and exclusions) to the effect that Holders of the Notes will not recognize income, gain or loss for income tax purposes of Luxembourg as a result of such deposit and defeasance and will be subject to income tax in Luxembourg on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(5)     no Default or Event of Default (other than to Incur Indebtedness used to defease the Notes under this Article) shall have occurred and be continuing on the date of such deposit in the Defeasance Trust or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(6)     such legal defeasance or covenant defeasance shall not result in a breach or violation of any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(7)     the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(8)     the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with.

SECTION 8.5     Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Paying Agent or Trustee for cancellation or (ii) (A) all such Notes not theretofore delivered to the Paying Agent or Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Paying Agent or Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Paying Agent or Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, to the date of maturity or redemption, (B) no Default (other than to Incur Indebtedness used to defease such Notes under this Article) with respect to this Indenture or with respect to such Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer, the Company or any of the other Guarantors is a party or by which it is bound, (C) the Issuer has paid, or caused to be paid, all sums payable by it under this Indenture, and (D) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to give the notice of redemption and apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be. In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Upon such discharge, the Paying Agent shall deliver the Notes to the Issuer, marked “paid”, or at the option of the Paying Agent, destroy such Notes and provide a certificate to the Issuer and the Trustee certifying such destruction.

SECTION 8.6     Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes in the manner referred to in Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Issuer, the Company, the other Guarantors and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 4.1 (with respect to the Trustee and, as far as the Issuer, the Company, and each of the other Guarantors is concerned, subject to Sections 8.2 and 8.5), 4.2, 4.6, 4.13 and 6.10, Article VII and Article VIII shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuer, the Company, the other Guarantors and the Trustee under Articles VII and VIII shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.7     Acknowledgment of Discharge by Trustee. Subject to Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s, the Company’s, and the other Guarantors’ obligations under this Indenture except for those surviving obligations specified in this Article VIII.

SECTION 8.8     Application of Trust Moneys. All cash deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such defeased or discharged Notes of all sums due and to become due thereon for principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.9     Repayment to the Issuer; Unclaimed Money. The Trustee and any Paying Agent shall promptly pay or return to the Issuer upon Issuer Order any cash held by them at any time that are not required for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the defeased or discharged Notes for which cash has been deposited pursuant to Section 8.4 or 8.5.

Any money held by the Trustee or any Paying Agent under this Article VIII, in trust for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest and Additional Amounts, if any, that has become due and payable shall be paid to the Issuer upon Issuer Order or if then held by the Issuer shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders or cause to be published notice once, in a newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort), if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu), or in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer).

Claims against the Issuer for the payment of principal or interest and Additional Amounts, if any, on the Notes will become void unless presentment for payment is made (where so required in this Indenture) within, in the case of principal and Additional Amounts, if any, a period of ten years, or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor.

SECTION 8.10     Reinstatement. If the Trustee or Paying Agent is unable to apply any cash in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Issuer has made any payment of interest on, premium, if any, principal and Additional Amounts, if any, of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1     Without Consent of Holders of Notes. Notwithstanding Section 9.2 hereof, the Issuer and the Trustee together may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note to:

(1)     cure any ambiguity, omission, defect or inconsistency;

(2)     provide for the assumption by a successor entity of the obligations of the Issuer under and pursuant to this Indenture or of a Guarantor (other than the Company) under the Note Guarantees;

(3)     provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(B) of the Code);

(4)     add Note Guarantees with respect to the Notes;

(5)     secure the Notes;

(6)     add to the covenants of the Issuer and the Guarantors for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(7)     evidence and provide for the acceptance and appointment under this Indenture of any successor trustee;

(8)     comply with the rules of any applicable securities depositary;

(9)     issue Additional Notes in accordance with this Indenture; or

(10)     make any change that does not adversely affect the rights of any Holder of Notes under this Indenture.

SECTION 9.2     With Consent of Holders of Notes. The Issuer and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.7 and 6.10, any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes). However, without the consent of each Holder of an outstanding Note adversely affected, an amendment or waiver may not (with respect to any such Notes held by a non-consenting Holder of Notes):

(1)     reduce the percentage of principal amount of Notes whose Holders must consent to an amendment;

(2)     reduce the stated rate of or extend the stated time for payment of interest on any such Note;

(3)     reduce the principal of or extend the Stated Maturity of any such Note;

(4)     reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed as described under Section 3.1;

(5)     reduce the premium payable upon the repurchase of any Note, change the time at which any Note may be repurchased, or change any of the associated definitions related to the provisions of Section 4.11 once the obligation to repurchase the Notes has arisen;

(6)     make any such Note payable in money other than that stated in such Note;

(7)     impair the right of any Holder to receive payment of premium, if any, principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)     make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(9)     release the Company from its Note Guarantee (other than in accordance with the terms of this Indenture).

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.3     Notice of Amendment, Supplement or Waiver. After an amendment, supplement or waiver under Section 9.1 or 9.2 hereto becomes effective, the Issuer shall mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.4     Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note. An amendment or waiver becomes effective once the requisite number of consents is received by the Issuer or the Trustee.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Issuer shall designate.

SECTION 9.5     Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6     Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, if delivered, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any such amendment, supplement or waiver is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer and the Guarantors enforceable in accordance with its terms. Any Opinion of Counsel shall not be an expense of the Trustee. With respect to any amendment, supplement or waiver under Section 9.2, the Trustee shall also be entitled to receive evidence satisfactory to it of the consent of the Holders.

ARTICLE X

NOTE GUARANTEE

SECTION 10.1     Note Guarantee.

(a)     Each Guarantor hereby jointly and severally, irrevocably and unconditionally Guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Note and of this Indenture. In case of the failure of the Issuer punctually to make any such payment, each Guarantor hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Issuer. The Note Guarantee extends to the Issuer’s repurchase obligations arising from a Change of Control pursuant to Section 4.11.

Each Guarantor hereby jointly and severally agrees that its obligations hereunder shall be irrevocable and unconditional, irrespective of the validity, regularity or enforceability of such Note or this Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or any of the Notes, the effects of Bankruptcy Law applicable in the event of bankruptcy proceedings being opened with respect to the Issuer, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in this Note Guarantee. Each Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest (including Additional Amounts, if any) on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each Guarantor to enforce the Note Guarantee without first proceeding against the Issuer. Each Guarantor agrees that, to the extent permitted by applicable law, if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders is prevented by applicable law from exercising its respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, or the Trustee or the Holders are prevented from taking any action to realize on any collateral, such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

No provision of the Note Guarantee or of this Indenture shall alter or impair the Note Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on the Note upon which such Note Guarantee is endorsed.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization or equivalent proceeding under applicable law, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, or the equivalent of any of the foregoing under applicable law, and shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a voidable preference, fraudulent transfer, or as otherwise provided under similar laws affecting the rights of creditors generally or under applicable laws of the jurisdiction of formation of the Issuer, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(b)     Each Note Guarantee (other than the Company’s Note Guarantee) will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Note Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or under applicable law of the jurisdiction of incorporation of such Guarantor.

(c)     In the case of Fresenius Medical Care Deutschland GmbH (“FMCD”), the following provisions apply:

(i)     Without limiting the agreements set forth in Section 11.8, the Note Guarantee of FMCD will be limited if and to the extent payment under such Note Guarantee or the application of enforcement proceeds would cause (i) FMCD’s net assets (Reinvermögen - calculated as the sum of the balance sheet positions shown under § 266(2)(A), (B) and (C) German Commercial Code (Handelsgesetzbuch)) less the sum of the liabilities (shown under the balance sheet positions pursuant to § 266(3)(B), (C) and (D) German Commercial Code) to fall below FMCD’s registered share capital (Stammkapital) or (ii) (if the amount of the net assets is already an amount less than the registered share capital) cause such amount to be further reduced and, in either case, thereby affecting the assets required for the obligatory preservation of its registered share capital according to section 30, 31 of the German Limited Liability Company Act (GmbHG) (such event a “Capital Impairment”). For the purposes of calculating the Capital Impairment, the following adjustments will be made: (i) the amount of any increase of the registered share capital out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) after the Closing Date that has been effected without the prior consent of the Trustee shall be deducted from the registered share capital; and (ii) liabilities incurred in violation of the provisions of the Notes and this Indenture shall be disregarded. In the event FMCD’s net assets fall below its registered share capital, FMCD, upon request of the Trustee will realize in due course, to the extent legally permitted, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if the relevant assets are not necessary for FMCD’s business (nicht betriebsnotwendiges Vermögen).

(ii)     If FMCD objects to the amount demanded by the Trustee under the Note Guarantee within twenty (20) business days after the Trustee has submitted to FMCD a payment demand, FMCD shall appoint within five (5) business days a reputable international auditor to determine the exact amount. The auditor shall notify FMCD and the Trustee of the maximum amount payable under the Note Guarantee within forty (40) business days after its appointment. The costs of such auditor’s determination shall be borne by FMCD. The determination of the auditor shall be binding for FMCD, and the Holders (except for manifest error). To the extent that any payment has been made under the Note Guarantee by FMCD that would be necessary for FMCD to be able to cure any Capital Impairment or Liquidity Impairment such payment shall immediately — upon FMCD’s demand — be returned to FMCD by any person receiving such payment, provided, however, in no event shall the Trustee or Paying Agent have any responsibility or liability for the return of any amount distributed to any Holder or beneficial owner of the Notes by the Trustee or Paying Agent, including, without limitation, any obligation to seek return of such amounts from such Holder or beneficial owner.

(iii)     If (i) FMCD does not object to the payment amount within the 20 business days period or (ii) if FMCD does not appoint the auditor within the 5 business days period or (iii) if the auditor fails to notify the amount payable within the 40 days period, then the Trustee shall be entitled to enforce the Note Guarantee without further delay. The burden of demonstration and proof (Darlegungs- und Beweislast) regarding the Capital Impairment and the maximum amount payable under the Note Guarantee shall remain with FMCD.

(iv)     The maximum amount payable under the guarantee shall be limited to the extent and as long as FMCD as a consequence of the payment would become unable to pay its debts when due (zahlungsunfähig) within the meaning of section 64 GmbHG (such event a “Liquidity Impairment”). For the purpose of establishing whether a Liquidity Impairment would occur, payments made by FMCD after the Trustee has notified FMCD of its intention to enforce the Note Guarantee with respect to payment obligations that are not due at the time of the payment shall be disregarded, unless the Trustee has consented to such payments (at the direction of the Holders of at least a majority in principal amount of the Notes then outstanding). From the time the Trustee has notified FMCD and the Company of its intention to enforce the Note Guarantee, the Company may not make any payment demands against FMCD under shareholder loans and all such payment obligations of FMCD towards the Company shall be deferred, subordinated or waived as the Company sees fit, until the Trustee notifies FMCD that it is no longer enforcing the Note Guarantee or the Trustee consents (at the direction of the Holders of at least a majority in principal amount of the Notes then outstanding) to the payments to be made to the Company. Such notice may be delivered by the Trustee at any time and, if not previously delivered, will be delivered by the Trustee after the Notes have been repaid in full and all other obligations under this Indenture are satisfied.

The limitations in this Section 10.1(c) as to the Capital Impairment shall not apply to the extent FMCD has an adequate compensation claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against the Company that compensates for any loss incurred due to any payment by FMCD under the Note Guarantee.

SECTION 10.2     Execution and Delivery of Note Guarantees. The Note Guarantees to be endorsed on the Notes shall be in the form attached hereto as Exhibit C. Each Guarantor hereby agrees to execute its Note Guarantee, in the form attached hereto as Exhibit C, to be endorsed on each Note authenticated and delivered by the Trustee.

The Note Guarantee shall be executed on behalf of the Company by two members of the Management Board of its General Partner and on behalf of any other Guarantor by such Person or Persons duly authorized by the Board of Directors or Management Board of such Guarantor. The signature of any or all of these Persons on the Note Guarantee may be manual or facsimile.

A Note Guarantee bearing the manual or facsimile signature of individuals who were at any time the Responsible Officers of a Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Note on which such Note Guarantee is endorsed or did not hold such offices at the date of such Note Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof in accordance with this Indenture, shall constitute due delivery of the Note Guarantee endorsed thereon on behalf of the Guarantors. Each of the Guarantors hereby jointly and severally agrees that its Note Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse a Note Guarantee on any Note.

SECTION 10.3     Guarantors May Consolidate, Etc., on Certain Terms. Except as set forth in Section 10.4 and in Article V hereof, nothing contained in this

Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company, the Issuer or another Guarantor or shall prevent any sale, transfer, assignment, lease, conveyance or other disposition of the property of a Guarantor as an entirety or substantially as an entirety to the Company, the Issuer or another Guarantor.

SECTION 10.4     Release of Guarantors. Subject to the limitations set forth in Sections 5.1 and 5.2 hereof,

(a)     concurrently with any consolidation or merger of a Guarantor or any sale, transfer, assignment, lease, conveyance or other disposition of the property of a Guarantor as an entirety or substantially as an entirety, in each case as permitted by Sections 5.1, 5.2 and 10.3 hereof, and upon delivery by the Company or the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale, transfer, assignment, conveyance or other disposition was made in accordance with Sections 5.1, 5.2 and 10.3 hereof, the Trustee shall execute any documents reasonably required in order to acknowledge the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Indenture. Any Guarantor not released from its obligations under its Note Guarantee endorsed on the Notes and under this Indenture shall remain liable for the full amount of principal of (premium, if any) and interest (including Additional Amounts, if any) on the Notes and for the other obligations of a Guarantor under its Note Guarantee endorsed on the Notes and under this Indenture. Concurrently with the defeasance of the Notes under Section 8.2 or satisfaction and discharge of this Indenture under Section 8.5 hereof, the Guarantors shall be released from all of their obligations under their Note Guarantees endorsed on the Notes and under this Indenture, without any action on the part of the Trustee or any Holder of such Notes.

(b)     Upon the sale or other disposition (including by way of merger or consolidation) of any Guarantor or the sale, conveyance, transfer, assignment, lease or other disposition of all or substantially all the assets of a Guarantor pursuant to Section 5.1 hereof, such Guarantor shall automatically be released from all obligations under its Note Guarantees endorsed on the Notes and under this Indenture in accordance with Sections 5.1 and 5.2.

(c)     At any time a Guarantor (other than the Company) is no longer an obligor under the Credit Facility, such Guarantor will be released and relieved from all of its obligations under its Note Guarantee.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1     Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

if to the Company or to FMCD, to it at:

Else-Kröner Strasse 1
61352 Bad Homburg
Germany
Facsimile: 011-49-6172-609-2280
Attention: Michael Brosnan, Chief Financial Officer

if to the Issuer:

FMC Finance VIII S.A.
28-30, Val St. André,
L-1128 Luxembourg
Facsimile: 011-352-263375-909
Attention: Mrs. Gabriele Dux

if to FMCH:

920 Winter Street
Waltham MA 02451-1457
Facsimile: 781 699-9713
Attn: Ronald J. Kuerbitz, Esq.

in each case, with a copy to:

Fresenius Medical Care AG & Co. KGaA
Else-Kröner Strasse 1
61352 Bad Homburg
Germany
Facsimile: 011-49-6172-609-2422
Attention: Dr. Rainer Runte

if to the Trustee:

U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attention: Elizabeth C. Hammer
Telecopier: 860-241-6897
Telephone: 860-241-6817

if to the Paying Agent:

Deutsche Bank Aktiengesellschaft
Grosse Gallusstrasse 10-14
60262 Frankfurt
Germany
Attention: Debt Services
Telecopier.: +49 69 910 38672
Telephone: +49 69 910 30094

Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means at such Person’s address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, notices regarding the Notes given to the Holders will be published by the Issuer in a newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu), and in the event the Notes are in the form of Definitive Notes, sent by the Issuer, by first-class mail, with a copy to the Trustee, to each Holder of the Notes at such Holder’s address as it appears on the registration books of the registrar. If and so long as such Notes are listed on any other securities exchange, notices will also be given by the Issuer in accordance with any applicable requirements of such securities exchange. If and so long as any Notes are represented by one or more Global Notes and ownership of Book-Entry Interests therein are shown on the records of the Clearing Agency or any successor appointed by the Clearing Agency at the request of the Issuer, notices will be delivered to the Clearing Agency or such successor for communication to the owners of such Book-Entry Interests. Notices given by publication will be deemed given on the first date on which any of the required publications is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

SECTION 11.2     Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or an Agent to take any action under this Indenture, the Issuer and the Guarantors shall furnish to the Trustee at the request of the Trustee:

(1)     an Officers’ Certificate, in form and substance reasonably acceptable to the Trustee (reasonableness to be determined objectively), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

(2)     an Opinion of Counsel in form and substance reasonably acceptable to the Trustee or such Agent (reasonableness to be determined objectively) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

Any certificate of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Responsible Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, a Responsible Officer or Responsible Officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.3     Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)     a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)     a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)     a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.4     Rules by Trustee, Paying Agent, Registrar. The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.5     Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 11.6     Governing Law. THIS INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE NOTE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT THAT THE LIMITATIONS OF THE NOTE GUARANTEES EXPRESSED IN SECTIONS 10.1(c) HEREOF (AND THE EQUIVALENT PROVISION CONTAINED IN THE NOTE GUARANTEE ENDORSED ON THE NOTES) WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY.

SECTION 11.7     Submission to Jurisdiction. To the fullest extent permitted by applicable law, each of the Issuer and the Guarantors irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Indenture or the Notes, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Issuer and the Guarantors, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and irrevocably waives to the fullest extent it may effectively do so any objection which it may now or hereafter have to the laying of venue of any such proceeding, and each of the Issuer and the Guarantors hereby irrevocably consents to be served with notice and service of process by delivery or by registered mail with return receipt requested addressed to FMCH’s registered agent, which as of the date hereof is CT Corporation System, 111 Eighth Avenue, New York, NY 10011 (which service of process by registered mail shall be effective with respect to the Issuer and the Guarantors so long as such return receipt is obtained, or in the event of a refusal to sign such receipt any Holder or the Trustee is able to produce evidence of attempted delivery by such means). Each of the Issuer and the Guarantors further agrees that such service of process and written notice of such service to the Issuer and the Guarantors in the circumstances described above shall be deemed in every respect effective notice and service of process upon each of the Issuer and the Guarantors in any such action or proceeding. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by law. Each of the Issuer and the Guarantors agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, each of the Issuer and the Guarantors hereby agrees that any action arising out of or based on this Indenture or the Notes may also be instituted in any competent court in Germany, and it expressly accepts the jurisdiction of any such court in any such action.

Each of the Issuer and the Guarantors hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture or the Notes.

The provisions of this Section 11.7 are intended to be effective upon the execution of this Indenture without any further action by the Issuer and the Guarantors and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

SECTION 11.8     No Personal Liability of Directors, Officers, Employees and Stockholders. No member of the Board of Directors, director, officer, employee, incorporator or stockholder of the Issuer, Fresenius SE, Fresenius SE’s general partner, the Company, the Company’s General Partner, or the Guarantors, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability and agrees not to enforce any claim in respect of the Notes, the Indenture or the Notes Guarantees to the extent that it would give rise to such personal liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy. In addition, such waiver and release may not be effective under the laws of the Federal Republic of Germany.

SECTION 11.9     Successors. All agreements of the Issuer in this Indenture and the Notes and the Guarantors in this Indenture and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.10     Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

SECTION 11.11     Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.12     Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13     Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 11.14     Currency Indemnity. Any payment on account of an amount that is payable in euros (the “Required Currency”), which is made to or for the account of any Holder of the Notes or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or a Guarantor, shall constitute a discharge of the Issuer or the Guarantor’s obligation under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of the Required Currency which such holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Issuer shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

SECTION 11.15     Information. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange, and the rules of such stock exchange so require, copies of this Indenture will be made available in Luxembourg through the offices of the Listing Agent in such city.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

FMC FINANCE VIII S.A.

By:
[Title]

FRESENIUS MEDICAL CARE AG & CO. KGaA,
a partnership limited by shares, represented by
FRESENIUS MEDICAL CARE MANAGEMENT AG, its general partner

By:
[Title]

By:
[Title]

FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH

By:
[Title]

By:
[Title]

FRESENIUS MEDICAL CARE HOLDINGS, INC.

By:
[Title]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

DEUTSCHE BANK AKTIENGESELLSCHAFT,
as Paying Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A
TO THE INDENTURE

[FORM OF FACE OF GLOBAL NOTE]

[Global Note Legend]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[Private Placement Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE

OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

FMC FINANCE VIII S.A.

5.25% Senior Note due 2019

Common Code No.:

ISIN No.:

No.                                         €

FMC FINANCE VIII S.A., a société anonyme organized under the laws of Luxembourg (the “Issuer”, which term includes any successor entity), for value received, promises to pay to Deutsche Bank Aktiengesellschaft or its registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on July 31, 2019.

Interest Payment Dates: January 31 and July 31, commencing July 31, 2012

Record Dates: January 15 and July 15 immediately preceding the Interest Payment Dates

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

FMC FINANCE VIII S.A.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities with the Guarantees endorsed thereon referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[FORM OF REVERSE]

FMC FINANCE VIII S.A.

5.25% Senior Note due 2019

1.     Interest. FMC FINANCE VIII S.A., a société anonyme organized under the laws of Luxembourg (the “Issuer”), promises to pay interest on the principal amount of this Senior Note (“Note”) at the rate and in the manner specified below. Interest on the Notes will accrue at 5.25% per annum on the principal amount then outstanding, and be payable semi-annually in cash in arrears on each January 31 and July 31, or if any such day is not a Business Day, on the next succeeding Business Day, commencing July 31, 2012, to the Holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts, from time to time on demand at the rate borne by the Notes. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.     Additional Amounts. All payments made under or with respect to the Notes under the Indenture or pursuant to any Note Guarantee must be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of (1) the United States, Germany, Luxembourg, the United Kingdom or any political subdivision or governmental authority thereof or therein having the power to tax, (2) any jurisdiction from or through which payment on the Notes or any Note Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which the payor is organized or otherwise considered to be a resident or engaged in business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each a “Relevant Taxing Jurisdiction”), collectively, “Taxes,” unless the Issuer, any Guarantor or other applicable withholding agent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency provided, however, that in determining what withholding is required by law for U.S. federal income and withholding tax purposes, the Issuer, a Guarantor or other applicable withholding agent shall be entitled to treat any payments on or in respect of the Notes or any Note Guarantee as if the Notes or any Note Guarantee were issued by a U.S. person as defined in section 7701(a)(30) of the Code. If the Issuer, any Guarantor or other applicable withholding agent is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or any Note Guarantee, the Issuer or such Guarantor, as the case may be, will be required to pay such amount — “Additional Amounts” — as may be necessary so that the net amount (including Additional Amounts) received by each beneficial owner after such withholding or deduction (including any withholding or deduction on such Additional Amounts) will not be less than the amount such beneficial owner would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to any beneficial owner to the extent such Taxes are imposed by reason of (i) such beneficial owner being considered to be or to have been connected with a Relevant Taxing Jurisdiction, otherwise than by the acquisition, ownership, holding or disposition of the Notes, the enforcement of rights under the Notes or under any Note Guarantee or the receipt of payments in respect of the Notes or any Note Guarantee, or (ii) such beneficial owner not completing any procedural formalities that it is legally eligible to complete and are necessary for the Issuer, a Guarantor or other applicable withholding agent to make or obtain authorization to make payments without such Taxes (including, without limitation, providing prior to the receipt of any payment on or in respect of a Note or any Note Guarantee, a complete, correct and executed IRS Form W-8 or W-9 or successor form, as applicable, with all appropriate attachments); provided, however, that for purposes of this obligation to pay Additional Amounts, the Issuer, a Guarantor or other applicable withholding agent shall be entitled, for U.S. federal income and withholding tax purposes, to treat any payments on or in respect of the Notes as if the Notes were issued by a U.S. person as defined in section 7701(a)(30) of the Code. Further, no Additional Amounts shall be payable with respect to (i) any Tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any beneficial owner holding or owning, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Issuer or any Guarantor entitled to vote or (ii) any Tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any beneficial owner being a controlled foreign corporation that is a related person within the meaning of Section 864(d)(4) of the Code with respect to the Issuer or any Guarantor. The Issuer or Guarantor (as applicable) required to withhold any Taxes will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Issuer or Guarantor (as applicable) will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment by the Issuer or Guarantor (as applicable) of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee.

Wherever in the Indenture or the Notes or any Note Guarantee there are mentioned, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes under the Indenture or the Notes, (3) interest or (4) any other amount payable on or with respect to any of the Notes or any Note Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

At least 30 days prior to each date on which payment of principal, premium, if any, or interest or other amounts on the Notes is to be made (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Issuer or a Guarantor will be obligated to pay Additional Amounts with respect to any such payment, the Issuer will promptly furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Trustee or the Paying Agent to pay such Additional Amounts to the Holders on the payment date. The Issuer or a Guarantor (as applicable) will pay to the Trustee or the Paying Agent such Additional Amounts and, if paid to a Paying Agent other than the Trustee, shall promptly provide the Trustee with documentation evidencing the payment of such Additional Amounts. Copies of such documentation shall be made available to the Holders upon request.

The Issuer will pay any present stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in Luxembourg or any political subdivision or governmental authority thereof or therein having the power to tax, from the execution, delivery and registration of Notes upon original issuance and initial resale of the Notes or any other document or instrument referred to therein or in connection with any payment with respect to, or enforcement of, the Notes or any Note Guarantee or any other document or instrument referred to herein or therein. If at any time the Issuer changes its place of organization to outside of Luxembourg or there is a new issuer organized outside of Luxembourg, the Issuer or new issuer, as applicable, will pay any stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in the jurisdiction in which the Issuer or new issuer is organized (or any political subdivision thereof or therein) and are payable by the Holders of the Notes in respect of the Notes or any Note Guarantee or any other document or instrument referred to therein under any law, rule or regulation in effect at the time of such change or thereafter.

The foregoing obligations in this Paragraph 2 will survive any termination, defeasance or discharge of the Indenture. References in this Paragraph 2 to the Issuer or any Guarantor shall apply to any successor(s) thereto.

3.     Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. The Issuer shall pay principal and interest in Euros. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.     Paying Agent and Registrar. Initially, Deutsche Bank Aktiengesellschaft will act as Paying Agent and U.S. Bank National Association will act as Registrar. In the event that a Paying Agent or transfer agent is replaced, the Issuer will provide notice thereof (so long as the Notes are Global Notes) published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), or posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu), if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder’s registered address. The Issuer may change any Registrar without notice to the Holders. The Issuer, the Company or any of their Subsidiaries may, subject to certain exceptions, act in the capacity of Registrar or transfer agent.

5.     Indenture. The Issuer issued the Notes under an Indenture, dated as of January 26, 2012 (the “Indenture”), among the Issuer, Fresenius Medical Care AG & Co. KGaA (the “Company”), Fresenius Medical Care Holdings, Inc. (“FMCH”), Fresenius Medical Care Deutschland GmbH (“FMCD” and together with the Company and FMCH, the “Guarantors”), U.S. Bank National Association (the “Trustee”) as Trustee and Deutsche Bank Aktiengesellschaft (the “Paying Agent”) as Paying Agent. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 5.25% Senior Notes due 2019. The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are general obligations of the Issuer. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Notes that will be issued on the Closing Date (as defined in the Indenture) will not exceed €250,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.     Ranking. The Notes will be senior unsecured obligations of the Issuer and the Note Guarantees will be senior unsecured obligations of the Guarantors. The payment of the principal of, premium, if any, and interest on the Notes and the obligations of the Guarantors under the Note Guarantees will:

•	rank pari passu in right of payment with all other Indebtedness of the Issuer and the Guarantors, as applicable, that is not by its terms expressly subordinated to other Indebtedness of the Issuer and the Guarantors, as applicable;

•	rank senior in right of payment to all Indebtedness of the Issuer and the Guarantors, as applicable, that is, by its terms, expressly subordinated to the senior Indebtedness of the Issuer and the Guarantors, as applicable;

•	be effectively subordinated to the Secured Indebtedness of the Issuer and the Guarantors, as applicable, to the extent of the value of the collateral securing such Indebtedness, and to the Indebtedness of the Subsidiaries that are not Guarantors of the Notes; and

•	in the case of the Note Guarantee of Fresenius Medical Care Deutschland GmbH, be effectively subordinated to the claims of such Guarantor’s third-party creditors as a result of limitations applicable to the Note Guarantee as set forth in Section 10.1(c) of the Indenture.

7.     Note Guarantee. As provided in the Indenture and subject to certain limitations set forth therein, the obligations of the Issuer under the Indenture and this Note are Guaranteed on a senior unsecured basis pursuant to Note Guarantees endorsed hereon. The Indenture provides that a Guarantor shall be released from its Note Guarantee upon compliance with certain conditions.

8.     Optional Redemption. The Issuer may redeem all or, from time to time, a part of the Notes, at its option, at redemption prices equal to 100% of the principal amount of the Notes being redeemed plus accrued interest, if any, to the redemption date, plus the excess of:

(a)     as determined by the calculation agent (which shall initially be the Trustee), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed not including any portion of such payment of interest accrued on the date of redemption, from the redemption date to the maturity date, discounted to the redemption date on a semi-annual basis

(assuming a 360-day year consisting of twelve 30-day months) at the Bund Rate plus 50 basis points; over

(b)     100% of the principal amount of the Notes being redeemed.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to beneficial Holders whose Notes will be subject to redemption by the Issuer.

In the case of any partial redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of €1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Trustee, or in the case of Definitive Notes, issued in the name of the Holder thereof upon cancellation of the original Note.

9.     Special Tax Redemption. The Issuer is entitled to redeem the Notes, at its option, in whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount of the Notes, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any additional amounts as a result of:

(a)     a change in or an amendment to the laws, treaties or regulations of any Relevant Taxing Jurisdiction; or

(b)     any change in or amendment to any official position regarding the application, administration or interpretation of such laws, treaties or regulations (including by virtue of a holding, judgment or order by a court of competent jurisdiction);

which change or amendment to such laws, treaties, regulations or official position is announced and becomes effective after the issuance of the Notes (or, if the applicable Relevant Taxing Jurisdiction did not become a Relevant Taxing Jurisdiction until a later date, after such later date); provided that the Issuer determines, in its reasonable judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it; provided, further, that at the time such notice is given, such obligation to pay Additional Amounts remains in effect.

Notice of any such redemption must be given within 270 days of the earlier of the announcement or effectiveness of any such change.

10.     Notice of Redemption. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be, (i) so long as the Notes are in global form, by publishing in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), or posted on the official website of the Luxembourg Stock Exchange

(www.bourse.lu), if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, and notify the Holders, the Trustee and the Luxembourg Stock Exchange, if applicable and (ii) in the case of Definitive Notes, in addition to such publication, by mailing first-class mail to each Holder’s registered address. Notes in denominations of €1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to €1,000 or any integral multiple of €1,000 in excess thereof) of the principal of Notes that have denominations larger than €1,000.

Except as set forth in the Indenture, from and after any Redemption Date or Tax Redemption Date, as the case may be, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date or Tax Redemption Date, as the case may be, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

11.     Change of Control. Each Holder of the Notes, upon the occurrence of a Change of Control Triggering Event, will have the right to require that the Issuer repurchase such Holder’s Notes, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Change of Control payment date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

12.     Denominations; Form. The Global Notes are in registered global form, without coupons, in denominations of €1,000 and integral multiples of €1,000 in excess thereof.

13.     Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

14.     Unclaimed Funds. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

15.     Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”), and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

16.     Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

17.     Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Issuer, the Company, the Guarantors and their Subsidiaries to incur additional Indebtedness, to incur additional Liens, to enter into Sale and Leaseback Transactions and enter into certain consolidations or mergers. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

18.     Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

19.     Defaults and Remedies. If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received full indemnity. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

20.     Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

21.     No Recourse Against Others. No member of the Board of Directors, director, officer, employee, incorporator or stockholder of the Issuer, Fresenius SE, Fresenius SE’s general partner, the Company, the Company’s General Partner or the Guarantors, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability and agrees not to enforce any claim in respect of the Notes, the Indenture or the Notes Guarantees to the extent that it would give rise to such personal liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy. In addition, such waiver and release may not be effective under the laws of the Federal Republic of Germany. The waiver and release are part of the consideration for issuance of the Notes.

22.     Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

23.     Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=

Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

24.     ISINs and Common Codes. The Issuer will cause ISINs and/or Common Codes to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

25.     Governing Law. THIS NOTE AND THE INDENTURE, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE NOTE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT CERTAIN MATTERS CONCERNING LIMITATION THEREOF WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be €[principal amount]. The following decreases/increases in the principal amount at maturity of this Note have been made:

			Total Principal	Notation
			Amount	Made by
Date of	Decrease in	Increase in	Following Such	or on
Decrease/	Principal	Principal	Decrease/	Behalf of
Increase	Amount	Amount	Increase	Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, check the box below:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the amount: €

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program
(or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B
TO THE INDENTURE

[FORM OF FACE OF DEFINITIVE NOTE]

THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Private Placement Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

FMC FINANCE VIII S.A.

5.25% Senior Note due 2019

Common Code No.:

ISIN No.:

No.                             €

FMC FINANCE VIII S.A., a société anonyme organized under the laws of Luxembourg (the “Issuer”, which term includes any successor entity), for value received, promises to pay to [          ] or its registered assigns upon surrender hereof the principal sum of €            , on July 31, 2019.

Interest Payment Dates: January 31 and July 31, commencing July 31, 2012

Record Dates: January 15 and July 15 immediately preceding the Interest Payment Dates

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

FMC FINANCE VIII S.A.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities with the Guarantees endorsed thereon referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[FORM OF REVERSE]

FMC FINANCE VIII S.A.

5.25% Senior Note due 2019

1.     Interest. FMC FINANCE VIII S.A., a société anonyme organized under the laws of Luxembourg (the “Issuer”), promises to pay interest on the principal amount of this Senior Note (“Note”) at the rate and in the manner specified below. Interest on the Notes will accrue at 5.25% per annum on the principal amount then outstanding, and be payable semi-annually in cash in arrears on each January 31 and July 31, or if any such day is not a Business Day, on the next succeeding Business Day, commencing July 31, 2012, to the Holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts, from time to time on demand at the rate borne by the Notes. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.     Additional Amounts. All payments made under or with respect to the Notes under the Indenture or pursuant to any Note Guarantee must be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of (1) the United States, Germany, Luxembourg, the United Kingdom or any political subdivision or governmental authority thereof or therein having the power to tax, (2) any jurisdiction from or through which payment on the Notes or any Note Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which the payor is organized or otherwise considered to be a resident or engaged in business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each a “Relevant Taxing Jurisdiction”), collectively, “Taxes,” unless the Issuer, any Guarantor or other applicable withholding agent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency provided, however, that in determining what withholding is required by law for U.S. federal income and withholding tax purposes, the Issuer, a Guarantor or other applicable withholding agent shall be entitled to treat any payments on or in respect of the Notes or any Note Guarantee as if the Notes or any Note Guarantee were issued by a U.S. person as defined in section 7701(a)(30) of the Code. If the Issuer, any Guarantor or other applicable withholding agent is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or any Note Guarantee, the Issuer or such Guarantor, as the case may be, will be required to pay such amount — “Additional Amounts” — as may be necessary so that the net amount (including Additional Amounts) received by each beneficial owner after such withholding or deduction (including any withholding or deduction on such Additional Amounts) will not be less than the amount such beneficial owner would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to any beneficial owner to the extent such Taxes are imposed by reason of (i) such beneficial owner being considered to be or to have been connected with a Relevant Taxing Jurisdiction, otherwise than by the acquisition, ownership, holding or disposition of the Notes, the enforcement of rights under the Notes or under any Note Guarantee or the receipt of payments in respect of the Notes or any Note Guarantee, or (ii) such beneficial owner not completing any procedural formalities that it is legally eligible to complete and are necessary for the Issuer, a Guarantor or other applicable withholding agent to make or obtain authorization to make payments without such Taxes (including, without limitation, providing prior to the receipt of any payment on or in respect of a Note or any Note Guarantee, a complete, correct and executed IRS Form W-8 or W-9 or successor form, as applicable, with all appropriate attachments); provided, however, that for purposes of this obligation to pay Additional Amounts, the Issuer, a Guarantor or other applicable withholding agent shall be entitled, for U.S. federal income and withholding tax purposes, to treat any payments on or in respect of the Notes as if the Notes were issued by a U.S. person as defined in section 7701(a)(30) of the Code. Further, no Additional Amounts shall be payable with respect to (i) any Tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any beneficial owner holding or owning, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Issuer or any Guarantor entitled to vote or (ii) any Tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any beneficial owner being a controlled foreign corporation that is a related person within the meaning of Section 864(d)(4) of the Code with respect to the Issuer or any Guarantor. The Issuer or Guarantor (as applicable) required to withhold any Taxes will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Issuer or Guarantor (as applicable) will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment by the Issuer or Guarantor (as applicable) of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee.

Wherever in the Indenture or the Notes or any Note Guarantee there are mentioned, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes under the Indenture or the Notes, (3) interest or (4) any other amount payable on or with respect to any of the Notes or any Note Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

At least 30 days prior to each date on which payment of principal, premium, if any, or interest or other amounts on the Notes is to be made (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Issuer or a Guarantor will be obligated to pay Additional Amounts with respect to any such payment, the Issuer will promptly furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Trustee or the Paying Agent to pay such Additional Amounts to the Holders on the payment date. The Issuer or a Guarantor (as applicable) will pay to the Trustee or the Paying Agent such Additional Amounts and, if paid to a Paying Agent other than the Trustee, shall promptly provide the Trustee with documentation evidencing the payment of such Additional Amounts. Copies of such documentation shall be made available to the Holders upon request.

The Issuer will pay any present stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in Luxembourg or any political subdivision or governmental authority thereof or therein having the power to tax, from the execution, delivery and registration of Notes upon original issuance and initial resale of the Notes or any other document or instrument referred to therein or in connection with any payment with respect to, or enforcement of, the Notes or any Note Guarantee or any other document or instrument referred to herein or therein. If at any time the Issuer changes its place of organization to outside of Luxembourg or there is a new issuer organized outside of Luxembourg, the Issuer or new issuer, as applicable, will pay any stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in the jurisdiction in which the Issuer or new issuer is organized (or any political subdivision thereof or therein) and are payable by the Holders of the Notes in respect of the Notes or any Note Guarantee or any other document or instrument referred to therein under any law, rule or regulation in effect at the time of such change or thereafter.

The foregoing obligations in this Paragraph 2 will survive any termination, defeasance or discharge of the Indenture. References in this Paragraph 2 to the Issuer or any Guarantor shall apply to any successor(s) thereto.

3.     Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in Euros. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.     Paying Agent and Registrar. Initially, Deutsche Bank Aktiengesellschaft will act as Paying Agent and U.S. Bank National Association will act as Registrar. In the event that a Paying Agent or transfer agent is replaced, the Issuer will provide notice thereof (so long as the Notes are Global Notes) published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), or posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu), if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder’s registered address. The Issuer may change any Registrar without notice to the Holders. The Issuer, the Company or any of their Subsidiaries may, subject to certain exceptions, act in the capacity of Registrar or transfer agent.

5.     Indenture. The Issuer issued the Notes under an Indenture, dated as of January 26, 2012 (the “Indenture”), among the Issuer, Fresenius Medical Care AG & Co. KGaA (the “Company”), Fresenius Medical Care Holdings, Inc. (“FMCH”), Fresenius Medical Care Deutschland GmbH (“FMCD” and together with the Company and FMCH, the “Guarantors”), U.S. Bank National Association (the “Trustee”) as Trustee and Deutsche

Bank Aktiengesellschaft (the “Paying Agent”) as Paying Agent. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 5.25% Senior Notes due 2019. The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are general obligations of the Issuer. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Notes that will be issued on the Closing Date (as defined in the Indenture) will not exceed €250,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.     Ranking. The Notes will be senior unsecured obligations of the Issuer and the Note Guarantees will be senior unsecured obligations of the Guarantors. The payment of the principal of, premium, if any, and interest on the Notes and the obligations of the Guarantors under the Note Guarantees will:

•	rank pari passu in right of payment with all other Indebtedness of the Issuer and the Guarantors, as applicable, that is not by its terms expressly subordinated to other Indebtedness of the Issuer and the Guarantors, as applicable;

•	rank senior in right of payment to all Indebtedness of the Issuer and the Guarantors, as applicable, that is, by its terms, expressly subordinated to the senior Indebtedness of the Issuer and the Guarantors, as applicable;

•	be effectively subordinated to the Secured Indebtedness of the Issuer and the Guarantors, as applicable, to the extent of the value of the collateral securing such Indebtedness, and to the Indebtedness of the Subsidiaries that are not Guarantors of the Notes; and

•	in the case of the Note Guarantee of Fresenius Medical Care Deutschland GmbH, be effectively subordinated to the claims of such Guarantor’s third-party creditors as a result of limitations applicable to the Note Guarantee as set forth in Section 10.1(c) of the Indenture.

7.     Note Guarantee. As provided in the Indenture and subject to certain limitations set forth therein, the obligations of the Issuer under the Indenture and this Note are Guaranteed on a senior unsecured basis pursuant to Note Guarantees endorsed hereon. The Indenture provides that a Guarantor shall be released from its Note Guarantee upon compliance with certain conditions.

8.     Optional Redemption. The Issuer may redeem all or, from time to time, a part of the Notes, at its option, at redemption prices equal to 100% of the principal amount of the Notes being redeemed plus accrued interest, if any, to the redemption date, plus the excess of:

(a)     as determined by the calculation agent (which shall initially be the Trustee), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed not including any portion of such payment of interest accrued on the date of redemption, from the redemption date to the maturity date, discounted to the redemption date on a semi-annual basis

(assuming a 360-day year consisting of twelve 30-day months) at the Bund Rate plus 50 basis points; over

(b)     100% of the principal amount of the Notes being redeemed.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to beneficial Holders whose Notes will be subject to redemption by the Issuer.

In the case of any partial redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of €1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Trustee, or in the case of Definitive Notes, issued in the name of the Holder thereof upon cancellation of the original Note.

9.     Special Tax Redemption. The Issuer is entitled to redeem the Notes, at its option, in whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount of the Notes, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any additional amounts as a result of:

(a)     a change in or an amendment to the laws, treaties or regulations of any Relevant Taxing Jurisdiction; or

(b)     any change in or amendment to any official position regarding the application, administration or interpretation of such laws, treaties or regulations (including by virtue of a holding, judgment or order by a court of competent jurisdiction);

which change or amendment to such laws, treaties, regulations or official position is announced and becomes effective after the issuance of the Notes (or, if the applicable Relevant Taxing Jurisdiction did not become a Relevant Taxing Jurisdiction until a later date, after such later date); provided that the Issuer determines, in its reasonable judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it; provided, further, that at the time such notice is given, such obligation to pay Additional Amounts remains in effect.

Notice of any such redemption must be given within 270 days of the earlier of the announcement or effectiveness of any such change.

10.     Notice of Redemption. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be, (i) so long as the Notes are in global form, by publishing in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), or posted on the official website of the Luxembourg Stock Exchange

(www.bourse.lu), if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are admitted to trading on the Regulated Market of the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, and notify the Holders, the Trustee and the Luxembourg Stock Exchange, if applicable and (ii) in the case of Definitive Notes, in addition to such publication, by mailing first-class mail to each Holder’s registered address. Notes in denominations of €1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to €1,000 or any integral multiple of €1,000 in excess thereof) of the principal of Notes that have denominations larger than €1,000.

Except as set forth in the Indenture, from and after any Redemption Date or Tax Redemption Date, as the case may be, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date or Tax Redemption Date, as the case may be, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

11.     Change of Control. Each Holder of the Notes, upon the occurrence of a Change of Control Triggering Event, will have the right to require that the Issuer repurchase such Holder’s Notes, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Change of Control payment date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

12.     Denominations; Form. The Global Notes are in registered global form, without coupons, in denominations of €1,000 and integral multiples of €1,000 in excess thereof.

13.     Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

14.     Unclaimed Funds. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

15.     Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”), and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

16.     Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

17.     Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Issuer, the Company, the Guarantors and their Subsidiaries to incur additional Indebtedness, to incur additional Liens, to enter into Sale and Leaseback Transactions and enter into certain consolidations or mergers. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

18.     Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

19.     Defaults and Remedies. If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received full indemnity. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

20.     Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

21.     No Recourse Against Others. No member of the Board of Directors, director, officer, employee, incorporator or stockholder of the Issuer, Fresenius SE, Fresenius SE’s general partner, the Company, the Company’s General Partner, or the Guarantors, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability and agrees not to enforce any claim in respect of the Notes, the Indenture or the Notes Guarantees to the extent that it would give rise to such personal liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy. In addition, such waiver and release may not be effective under the laws of the Federal Republic of Germany. The waiver and release are part of the consideration for issuance of the Notes.

22.     Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

23.     Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=

Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

24.     ISINs and Common Codes. The Issuer will cause ISINs and/or Common Codes to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

25.     Governing Law. THIS NOTE AND THE INDENTURE, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE NOTE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT CERTAIN MATTERS CONCERNING LIMITATION THEREOF WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY.

ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint           agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                 Your Signature:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, check the box below:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the amount: €

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program
(or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT C
TO THE INDENTURE

FORM OF NOTE GUARANTEE

For value received, each of the Guarantors hereby jointly and severally, irrevocably and unconditionally Guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Note and of the Indenture.

In case of the failure of the Issuer punctually to make any such payment, each of the Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Issuer. The Note Guarantee extends to the Issuer’s repurchase obligations arising from a Change of Control pursuant to the Indenture.

Each of the Guarantors hereby jointly and severally agrees that its obligations hereunder shall be irrevocable and unconditional, irrespective of the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of, all or any of the Notes, the effects of Bankruptcy Law applicable in the event of bankruptcy proceedings being opened with respect to the Issuer, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in this Note Guarantee. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest (including Additional Amounts, if any) on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in the Indenture, directly against each of the Guarantors to enforce this Note Guarantee without first proceeding against the Issuer. Each Guarantor agrees that, to the extent permitted by applicable law, if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders is prevented by applicable law from exercising its respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, or the Trustee or the Holders are prevented from taking any action to realize on any collateral, such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

No reference herein to the Indenture and no provision of this Note Guarantee or of the Indenture shall alter or impair the Note Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on the Note upon which this Note Guarantee is endorsed.

This Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, or equivalent proceeding under applicable law, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, or the equivalent of any of the foregoing under applicable law, and shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes whether as a voidable preference, fraudulent transfer, or as otherwise provided under similar laws affecting the rights of creditors generally or under applicable laws of the jurisdiction of formation of the Issuer, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by applicable law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee. The Guarantors or any particular Guarantor shall be released from this Note Guarantee upon the terms and subject to certain conditions provided in the Indenture.

By delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture or the execution of a Guarantee Agreement, each Person that becomes, or assumes the obligations of, a Guarantor after the date of the Indenture will be deemed to have executed and delivered this Note Guarantee for the benefit of the Holder of this Note with the same effect as if such Guarantor were named below.

All terms used in this Note Guarantee which are defined in the Indenture referred to in the Note upon which this Note Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

Each Note Guarantee (other than that of the Company) will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Note Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or under applicable law of the jurisdiction of incorporation of such Guarantor.

In the case of Fresenius Medical Care Deutschland GmbH (“FMCD”), the following provisions apply:

(i)     Without limiting the agreements set forth in Section 11.8 of the Indenture, this Note Guarantee of FMCD will be limited if and to the extent payment under such Note Guarantee or the application of enforcement proceeds would cause (i) FMCD’s net assets (Reinvermögen — calculated as the sum of the balance sheet positions shown under § 266(2)(A), (B) and (C) German Commercial Code (Handelsgesetzbuch)) less the sum of the liabilities (shown under the balance sheet positions pursuant to § 266(3)(B), (C) and (D) German Commercial Code) to fall below FMCD’s registered share capital (Stammkapital) or (ii) (if the amount of the net assets is already an amount less than the registered share capital) cause such amount to be further reduced and, in either case, thereby affecting the assets required for the obligatory preservation of its registered share capital according to section 30, 31 of the German Limited Liability Company Act (GmbHG) (such event a “Capital Impairment”). For the purposes of calculating the Capital Impairment, the following adjustments will be made: (i) the amount of any increase of the registered share capital out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) after the Closing Date that has been effected without the prior consent of the Trustee shall be deducted from the registered share capital; and (ii) liabilities incurred in violation of the provisions of the Notes and this Indenture shall be disregarded. In the event FMCD’s net assets fall below its registered share capital, FMCD, upon request of the Trustee will realize in due course, to the extent legally permitted, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if the relevant assets are not necessary for FMCD’s business (nicht betriebsnotwendiges Vermögen).

(ii)     If FMCD objects to the amount demanded by the Trustee under this Note Guarantee within twenty (20) business days after the Trustee has submitted to FMCD a payment demand, FMCD shall appoint within five (5) business days a reputable international auditor to determine the exact amount. The auditor shall notify FMCD and the Trustee of the maximum amount payable under this Note Guarantee within forty (40) business days after its appointment. The costs of such auditor’s determination shall be borne by FMCD. The determination of the auditor shall be binding for FMCD, and the Holders (except for manifest error). To the extent that any payment has been made under this Note Guarantee by FMCD that would be necessary for FMCD to be able to cure any Capital Impairment or Liquidity Impairment such payment shall immediately — upon FMCD’s demand — be returned to FMCD by any person receiving such payment, provided, however, in no event shall the Trustee or Paying Agent have any responsibility or liability for the return of any amount distributed to any Holder or beneficial owner of the Notes by the Trustee or Paying Agent, including, without limitation, any obligation to seek return of such amounts from such Holder or beneficial owner.

(iii)     If (i) FMCD does not object to the payment amount within the 20 business days period or (ii) if FMCD does not appoint the auditor within the 5 business days period or (iii) if the auditor fails to notify the amount payable within the 40 days period, then the Trustee shall be entitled to enforce this Note Guarantee without further delay. The burden of demonstration and proof (Darlegungs und Beweislast) regarding the Capital Impairment and the maximum amount payable under this Note Guarantee shall remain with FMCD.

(iv)     The maximum amount payable under the guarantee shall be limited to the extent and as long as FMCD as a consequence of the payment would become unable to pay its debts when due (zahlungsunfähig) within the meaning of section 64 GmbHG (such event a “Liquidity Impairment”). For the purpose of establishing whether a Liquidity Impairment would occur, payments made by FMCD after the Trustee has notified FMCD of its intention to enforce this Note Guarantee with respect to payment obligations that are not due at the time of the payment shall be disregarded, unless the Trustee has consented to such payments (at the direction of the Holders of at least a majority in principal amount of the Notes then outstanding). From the time the Trustee has notified FMCD and the Company of its intention to enforce this Note Guarantee, the Company may not make any payment demands against FMCD under shareholder loans and all such payment obligations of FMCD towards the Company shall be deferred, subordinated or waived as the Company sees fit, until the Trustee notifies FMCD that it is no longer enforcing this Note Guarantee or the Trustee consents (at the direction of the Holders of at least a majority in principal amount of the Notes then outstanding) to the payments to be made to the Company. Such notice may be delivered by the Trustee at any time and, if not previously delivered, will be delivered by the Trustee after the Notes have been repaid in full and all other obligations under this Indenture are satisfied.

(v)     The limitations as to the Capital Impairment shall not apply to the extent FMCD has an adequate compensation claim (vollwertiger Gegenleistungs-oder Rückgewähranspruch) against the Company that compensates for any loss incurred due to any payment by FMCD under this Note Guarantee.

The obligations of each Guarantor to the Holders of the Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is made to Article X of the Indenture for further provisions with respect to this Note Guarantee.

THE NOTE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT THAT THE LIMITATIONS OF THE NOTE GUARANTEES EXPRESSED IN SECTION 10.1(c) OF THE INDENTURE (AND THE EQUIVALENT PROVISIONS IN THE ELEVENTH PARAGRAPH HEREOF) WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY.

IN WITNESS WHEREOF, each of the undersigned has caused this Note Guarantee to be duly executed.

FRESENIUS MEDICAL CARE AG & CO. KGaA, a partnership limited by shares and represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, its general partner, as Guarantor

By:
Name:

Title:

By:
Name:

Title:

FRESENIUS MEDICAL CARE DEUTSCHLAND GMBH, as Guarantor

By:
Name:
Title:

By:
Name:
Title:

FRESENIUS MEDICAL CARE HOLDINGS, INC, as Guarantor

By:
Name:
Title:

EXHIBIT D
TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
(Transfers pursuant to Section 2.7(a) of the Indenture)

FMC FINANCE VIII S.A.
c/o U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06103

Attention:	Corporate Trust and Agency Services Elizabeth C. Hammer

RE:	5.25% Senior Note due 2019 (the “Notes”) of FMC FINANCE VIII S.A.

Reference is hereby made to the Indenture dated as of January 26, 2012 (the “Indenture”) among FMC FINANCE VIII S.A., Fresenius Medical Care AG & Co. KGaA, Fresenius Medical Care Holdings, Inc., Fresenius Medical Care Deutschland GmbH, and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to €           (being in a minimum amount of €1,000 and any integral multiple of €1,000 in excess thereof) principal amount of Notes beneficially held through interests in the Rule 144A Global Note (ISIN: XS0723518279 Common Code: 072351827) with Euroclear and Clearstream Banking in the name of           (the “Transferor”), account number           . The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Rule 144A Global Note be transferred or exchanged for an interest in the Regulation S Global Note (ISIN: XS0723509104 Common Code: 072350910) in the same principal denomination and transferred to            (account no.           ). If this is a partial transfer, a minimum amount of €1,000 and any integral multiple of €1,000 in excess thereof of the Rule 144A Global Note will remain outstanding.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

(A)     (1)     the offer of the Notes was not made to a Person in the United States;

(2)     either (a) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on our behalf knows that the transaction was prearranged with a buyer in the United States;

(3)     no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(a) of Regulation S, as applicable; and

(4)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

OR

(B)     such transfer is being made in accordance with Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address (including zip code number)

EXHIBIT E
TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
(Transfers pursuant to Section 2.7(b) of the Indenture)

FMC FINANCE VIII S.A.
c/o U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06103

Attention:	Corporate Trust and Agency Services Elizabeth C. Hammer

RE:	5.25% Senior Note due 2019 (the “Notes”) of FMC FINANCE VIII S.A.

Reference is hereby made to the Indenture dated as of January 26, 2012 (the “Indenture”) among FMC FINANCE VIII S.A., Fresenius Medical Care AG & Co. KGaA, Fresenius Medical Care Holdings, Inc., Fresenius Medical Care Deutschland GmbH, and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to €                (being in a minimum amount of €1,000 and in an integral multiple of €1,000 in excess thereof) principal amount of Notes beneficially held through interests in the Regulation S Global Note (ISIN: XS0723509104 Common Code: 072350910) with Euroclear and Clearstream Banking in the name of                 (the “Transferor”), account number                . The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Regulation S Global Note be transferred or exchanged for an interest in the Rule 144A Global Note (ISIN: XS0723518279 Common Code: 072351827) in the same principal denomination and transferred to                 (account no.                ). If this is a partial transfer, a minimum of €1,000 and any integral multiple of €1,000 in excess thereof of the Regulation S Global Note will remain outstanding.

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor knows or reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

E-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Dated:

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address (including zip code number)

E-2